UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Meta Financial Group, Inc.
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META FINANCIAL GROUP, INC.
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767
December 18, 2018
Dear Fellow Stockholders:
On behalf of the Board of Directors and management of Meta Financial Group, Inc. (the “Company”), I cordially invite you to attend our Annual Meeting of Stockholders. The meeting will be held at 8:30 a.m., local time, on Wednesday, January 30th, 2019, at our main office located at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.
Details regarding the business to be conducted at the Annual Meeting are described in the “Notice of Internet Availability of Proxy Materials” (the “Notice”) that you received in the mail and in this proxy statement. We have also made available a copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K. At the Annual Meeting, we will report on the Company’s operations and outlook for the year ahead.
You are encouraged to attend the meeting in person. Whether or not you plan to attend the Annual Meeting, please read the accompanying proxy statement and then vote as promptly as possible. This will save us the additional expense of soliciting proxies and will ensure that your shares are represented at the meeting. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.
Regardless of the number of shares you own, your vote is very important. Please act today.
The Board of Directors and management are committed to the continued success of the Company and the enhancement of your investment. As Chairman of the Board, I want to express my appreciation for your continued confidence and support.

Very truly yours,
J. Tyler Haahr
Chairman of the Board

Notice of Annual Meeting of Stockholders

DATE: Wednesday, January 30, 2019
TIME: 8:30 a.m., Central Time
LOCATION: MetaBank Corporate Services building
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767
Notice is hereby given that the Annual Meeting of Stockholders of Meta Financial Group, Inc. (the “Company”) will be held at our main office located at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108, on Wednesday, January 30, 2019, at 8:30 a.m., local time. At the Annual Meeting, stockholders will be asked to:

•	Elect two (2) directors, each for a term of three (3) years;

•	Approve, by a non-binding advisory vote, the compensation of our “named executive officers” (a “Say-on-Pay” vote); and

•
To ratify the appointment by the Board of Directors of the independent registered public accounting firm Crowe LLP as the independent auditors of the Company’s financial statements for the year ending September 30, 2019.

The board of directors of the Company (the "Board of Directors") recommends that you vote "FOR" the election of each of the nominated directors, "FOR" the non-binding advisory vote to approve the compensation paid by the Company to our "named executive officers," and "FOR" the ratification of the appointment by the Board of Directors of the independent registered public accounting firm Crowe LLP as the independent auditors of the Company's financial statements for the year ending September 30, 2019.
Stockholders may transact any other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof. We are not aware of any other business to come before the meeting.
The record date for the Annual Meeting is December 3, 2018. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Regardless of the number of shares you own, your vote is very important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Your proxy will not be used if you attend and vote at the Annual Meeting in person, and your proxy selection may be revoked or changed prior to the Annual Meeting. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials that you received in the mail or, if you requested to receive printed proxy materials, your enclosed proxy card.
Thank you for your continued interest and support.

By Order of the Board of Directors,

J. Tyler Haahr
Chairman of the Board
Sioux Falls, South Dakota
December 18, 2018

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE. IN ADDITION TO VOTING IN PERSON, STOCKHOLDERS OF RECORD MAY VOTE VIA A TOLL FREE TELEPHONE NUMBER OR OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS. IF YOU REQUESTED TO RECEIVE A PROXY CARD OR VOTING INSTRUCTION CARD BY MAIL, YOU MAY ALSO VOTE BY MARKING, SIGNING, DATING AND MAILING THE PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED. PLEASE NOTE THAT, IF YOUR SHARES ARE HELD THROUGH A BANK, BROKERAGE FIRM, TRUST OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU MUST BRING VALID PICTURE IDENTIFICATION AND AN AUTHORIZATION LETTER FROM THE BANK, BROKERAGE FIRM, TRUSTEE OR OTHER NOMINEE INDICATING THAT YOU WERE THE BENEFICIAL OWNER OF META FINANCIAL COMMON STOCK ON THE RECORD DATE.
Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders to be Held on January 30, 2019.
The Company’s Notice of Internet Availability of Proxy Materials, Proxy Statement and the Company’s Annual Report to Stockholders, including Form 10-K, for the fiscal year ended September 30, 2018 are available at www.proxydocs.com/CASH.

PROXY STATEMENT

META FINANCIAL GROUP, INC
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be held January 30, 2019
INTRODUCTION
The board of directors (the “Board” or the “Board of Directors”) of Meta Financial Group, Inc. (“Meta Financial” or the “Company”) is using this proxy statement to solicit proxies from the holders of the common stock, par value $0.01 per share, of the Company (“Common Stock”) for use at Meta Financial’s Annual Meeting of Stockholders (“Annual Meeting”). We are commencing mailing of the Notice of Internet Availability of Proxy Materials (the “Notice”), in lieu of a paper copy of this proxy statement, to our stockholders on or about December 19, 2018.
Certain information provided herein relates to MetaBank, which is a wholly owned subsidiary of Meta Financial.
INFORMATION ABOUT THE ANNUAL MEETING
Time and Place of the Annual Meeting; Matters to be Considered at the Annual Meeting
Time and Place of the Annual Meeting. Our Annual Meeting will be held as follows:

Date:	January 30, 2019
Time:	8:30 a.m., local time
Place:	MetaBank Corporate Services
5501 South Broadband Lane
Sioux Falls, South Dakota
Matters to be Considered at the Annual Meeting. At the Annual Meeting, stockholders of Meta Financial will be asked to consider and vote on the following proposals:

Proposal	Board’s Recommendation	Page Reference
1. Election of two directors	FOR	7
2. Advisory vote to approve the compensation of our named executives	FOR	47
3. Ratification of appointment of Crowe LLP as the Company’s independent registered public accounting firm	FOR	48
The stockholders may also transact any other business that may properly come before the Annual Meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the Annual Meeting other than the matters described in this proxy statement.

Meta Financial Group, Inc. | 2018 Proxy Statement 1

PROXY STATEMENT

Voting Rights; Vote Required
Voting Rights of Stockholders. December 3, 2018 is the record date for the Annual Meeting (the “Record Date”). Only stockholders of record of Meta Financial Common Stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. You are entitled to one vote for each share of Meta Financial Common Stock that you own. On the Record Date, a total of 39,419,481 shares of Meta Financial Common Stock were outstanding and entitled to vote at the Annual Meeting.
Employee Plan Shares. We maintain the Meta Financial Employee Stock Ownership Plan and the MetaBank Profit Sharing 401(k) Plan (collectively, the “Employee Plans”), which hold collectively approximately 2.16% of the Meta Financial Common Stock outstanding as of the Record Date. Subject to certain eligibility requirements, employees of Meta Financial and MetaBank participate in one or both of the Employee Plans. Each participant in an Employee Plan is entitled to instruct the trustee of such Employee Plan as to how to vote such participant’s shares of Meta Financial Common Stock allocated to his or her Employee Plan account. If an Employee Plan participant properly executes the voting instruction card distributed by the Employee Plan trustee, the Employee Plan trustee will vote such participant’s shares in accordance with the participant’s instructions. If properly executed voting instruction cards are returned to the Employee Plan trustee with no specific instruction as to how to vote at the Annual Meeting, the trustee may vote such shares in its discretion. If the Employee Plan participant fails to give timely or properly executed voting instructions to the trustee with respect to the voting of the Common Stock that is allocated to the participant’s Employee Plan account, the Employee Plan trustee may vote such shares in its discretion. The Employee Plan trustee will vote the shares of Meta Financial Common Stock held in the Employee Plans but not allocated to any participant’s account in the manner directed by the majority of the participants who directed the trustee as to the manner of voting their allocated shares. As of the Record Date, all of the shares held in the Employee Plans were allocated.
Shares Held by a Broker.  If shares of our Common Stock are held through a bank, brokerage firm, trust or other nominee (a “broker”) on your behalf, you are considered the beneficial owner of those shares (sometimes referred to as being held in “street name”). If you are the beneficial owner of shares held by a broker in “street name,” your broker, as the record holder of the shares, will vote the shares in accordance with your instructions. If your shares are held in “street name,” your broker or other institution serving as nominee will send you a request for directions for voting those shares. Many brokers (but not all) participate in a program that offers Internet voting options and may provide you with a separate “Notice of Internet Availability of Proxy Materials.” Follow the instructions on the Notice of Internet Availability of Proxy Materials to access our proxy materials online or to request a paper or email copy of our proxy materials. If you received these proxy materials in paper form, the materials included a voting instruction card so you can instruct your broker or other nominee how to vote your shares. For a further discussion of the rules regarding the voting of shares held by beneficial owners, please see the section below titled “Broker Non-Votes.”
Votes Required for Quorum. A quorum is necessary in order for us to conduct business at the Annual Meeting, and, if the holders of one‑third of the outstanding shares of Meta Financial Common Stock entitled to vote on the record date are present at the meeting, either in person or by proxy, then the quorum requirement is met. Broker non‑votes and abstentions will be counted as present for purposes of determining whether there is a quorum.
Votes Required to Approve Each Proposal:
Proposal 1: Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting by holders of Meta Financial Common Stock. This means that the two director nominees with the most affirmative votes will be elected. Shares that are represented by a proxy which are marked “vote withheld” for the election of one or more director nominees and broker non‑votes will have no effect on the vote for the election of directors, although they will be counted for purposes of determining whether there is a quorum. If a director nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. As of the date of this proxy statement, we are not aware of any reason that a director nominee would be unable to or would decline to stand for election.
Proposal 2: Say-on-Pay. The affirmative vote of a majority of the shares present, in person or represented by proxy, and entitled to vote is required to approve, in a non‑binding advisory vote, the compensation paid to our “named executive officers” as set forth in this proxy statement. This is a non‑binding advisory vote. While the advisory resolution set forth in Proposal 2 below is not binding on the Company, the Board, including the Compensation Committee of the Board, will consider the results of the “Say‑on‑Pay” vote, the opinions of our stockholders, and other relevant factors in making future decisions regarding the Company’s executive compensation program.

2 Meta Financial Group, Inc. | 2018 Proxy Statement

PROXY STATEMENT

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Crowe LLP as the independent auditors of our financial statements for the year ending September 30, 2019. Abstentions are treated as shares present and not voting, so abstaining has the same effect as a vote “against” this proposal.
Broker Non-Votes. Under New York Stock Exchange rules, brokers, banks or other nominees that hold shares in street name for their customers which are the beneficial owners of those shares have discretionary authority to vote shares without instructions from beneficial owners on matters considered “routine” (as determined in accordance with the rules of the New York Stock Exchange). On non‑routine matters, brokers, banks and nominees do not have discretion to vote shares without instructions from beneficial owners and thus are not entitled to vote on such proposals in the absence of such specific instructions. A “broker non‑vote” is submitted when a member broker returns a proxy card and indicates that, with respect to a particular matter, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matter. Each of Proposal 1: Election of Directors and Proposal 2: Say‑on‑Pay is considered a “non‑routine” matter, and your broker will not be able to vote your shares with respect to these matters without your instructions. Broker non‑votes will not be counted for any purpose in determining whether a matter has been approved. Shares represented by such broker non‑votes will, however, be counted in determining whether there is a quorum. Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm is considered a “routine” matter, and accordingly, brokers and other nominees will have discretionary authority to vote on that proposal.
The members of the Board of Directors unanimously recommend that you vote “FOR” each of the director nominees set forth in this proxy, “FOR” the non‑binding advisory vote to approve the compensation paid by us to our “named executive officers” and “FOR” the ratification of the appointment of Crowe LLP as the independent auditors of the Company.
Voting of Proxies; Revocability of Proxies; Proxy Solicitation Costs
Voting of Proxies. You may vote in person at the Annual Meeting or by proxy. To ensure your representation at the Annual Meeting, we recommend that you vote now by proxy even if you plan to attend the Annual Meeting. You may change your vote by attending and voting at the Annual Meeting or by submitting another proxy with a later date. See “-Revocability of Proxies” below.

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. We have elected to provide our stockholders access to our proxy materials over the Internet; accordingly, most stockholders will not receive printed copies of our proxy materials unless they request them. Instead, the Notice, which was previously mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy, including by telephone or over the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.
Your vote is very important to us, and we hope that you will attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions you received in the Notice, on your proxy card (if you requested to receive printed proxy materials) or from your broker or other intermediary. There are three convenient ways of submitting your vote:

•
VOTE BY TELEPHONE OR INTERNET — All stockholders of record can vote by touchtone telephone from the U.S. using the toll free telephone number on the proxy card, or over the Internet using the procedures and instructions described on the proxy card. Beneficial owners may vote by telephone or Internet if their broker or other intermediary makes those methods available, in which case the broker or other intermediary will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

•
IN PERSON — All stockholders of record may vote in person at the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring valid picture

Meta Financial Group, Inc. | 2018 Proxy Statement 3

PROXY STATEMENT

identification and an authorization letter from the broker, bank or nominee indicating that you were the beneficial owner of Meta Financial Common Stock on the Record Date if you wish to vote in person.

•
BY WRITTEN PROXY — All stockholders of record can vote by written proxy card, if they have requested to receive printed proxy materials. If you are a beneficial holder and you requested to receive printed proxy materials, you will receive a written proxy card and a voting instruction form from your broker or other intermediary.

Shares of Meta Financial Common Stock represented by properly executed proxies will be voted by the individuals named in such proxy in accordance with the stockholder’s instructions. If properly executed proxies are returned to Meta Financial with no specific instruction as to how to vote at the Annual Meeting, the persons named in the proxy will vote the shares “FOR” the election of each of the director nominees, “FOR” the non‑binding advisory vote to approve the compensation paid by us to our “named executive officers” and “FOR” the ratification of the appointment of Crowe LLP as the independent auditors of the Company.
You may have received more than one Notice or, if you request paper copies of the proxy materials, you may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children, in which case you would receive three separate Notices or proxy cards, as applicable, to vote.
The persons named in the proxy will have the discretion to vote on any other business properly presented for consideration at the Annual Meeting in accordance with their best judgment. We are not aware of any other matters to be presented at the Annual Meeting other than those described in the Notice of Annual Meeting of Stockholders accompanying this document.
Counting of Votes. Broadridge Financial Solutions, Inc. will serve as the official proxy tabulator. Glen W. Herrick, Executive Vice President, Chief Financial Officer and Secretary of the Company, will act as the inspector of election and will count the votes at the Annual Meeting. We have engaged Regan & Associates, Inc. to serve as proxy solicitor in connection with the Annual Meeting.
Revocability of Proxies. You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date by following the instructions provided in the Notice or the proxy card (which must be received before the start of the Annual Meeting);

•
notifying the Corporate Secretary of Meta Financial in writing, at MetaBank Corporate Services, 5501 South Broadband Lane, Sioux Falls, South Dakota, 57108, before the Annual Meeting that you have revoked your proxy (the notification must be received by the close of business on January 29, 2019); or

•	voting in person at the Annual Meeting (but attendance at the Annual Meeting will not by itself revoke a proxy).
If you have any questions or need assistance in voting your shares, please call our proxy solicitor, Regan & Associates, Inc., toll-free at (800) 737-3426.
Proxy Solicitation Costs. We will pay our own costs of soliciting proxies. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any internet access charges you may incur. In addition, Meta Financial’s directors, officers and employees may also solicit proxies personally, electronically or by telephone. We will also reimburse brokers, banks and other nominees for their expenses in sending these materials to you and obtaining your voting instructions. We have engaged Regan & Associates, Inc., a proxy solicitor, to assist in the solicitation of proxies. We estimate that the fee for such services will be approximately $9,500.

4 Meta Financial Group, Inc. | 2018 Proxy Statement

STOCK OWNERSHIP

STOCK OWNERSHIP
Except as otherwise noted, the following table presents information regarding the beneficial ownership of Meta Financial Common Stock as of the Record Date, by:

•	those persons or entities (or group of affiliated persons or entities) known by management to beneficially own more than 5% of outstanding Meta Financial Common Stock;

•	each director and director nominee of Meta Financial;

•	each “named executive officer” of Meta Financial named in the Summary Compensation Table appearing under “Executive Compensation” below; and

•	all of the current executive officers and directors of Meta Financial as a group.
To our knowledge, the persons named in the table below have sole voting power for all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to the table.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock which that person has the right to acquire within 60 days of the applicable date, including through the exercise of options or other rights or the conversion of another security, are deemed outstanding for that person. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based upon 39,419,481 shares of Common Stock outstanding on the Record Date.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
5% Beneficial Owners
BlackRock, Inc. (2)	4,047,417	10.27%
Named Executive Officers & Directors
W. David Tull (3)	1,248,198	3.17%
J. Tyler Haahr (4)	788,954	2.00%
Bradley C. Hanson (5)	402,846	1.02%
Glen W. Herrick	207,096	*
Michael K. Goik	196,220	*
Michael R. Kramer (6)	104,976	*
Sheree S. Thornsberry	30,953	*
Elizabeth G. Hoople	15,900	*
Shelly A. Schneekloth	11,182	*
Douglas J. Hajek	9,081	*
Kendall E. Stork	8,313	*
Becky S. Shulman	6,699	*
Frederick V. Moore	4,479	*
Directors and executive officers of Meta Financial as a group (13 persons) (7)	3,034,897	7.69%

*	Indicates less than 1%.

Meta Financial Group, Inc. | 2018 Proxy Statement 5

STOCK OWNERSHIP

(1)	Except as otherwise indicated in the table, the address for each director and executive officer is c/o Meta Financial Group, Inc., 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.

(2)
The address for BlackRock, Inc. is BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. The information with respect to BlackRock, Inc. was obtained from a Schedule 13F filed with the SEC by BlackRock, Inc. on November 9, 2018.

(3)
Includes 499,680 shares held by a trust of which Mr. Tull is the sole trustee and a co-beneficiary, 499,680 shares held by a trust of which Mr. Tull's spouse serves as a trustee and Mr. Tull and his spouse are co-beneficiaries, and 169,335 shares held by a trust of which Mr. Tull serves as a trustee.

(4)	Includes 519,647 shares and 203,413 shares, which are held by two separate trusts of which Mr. Haahr is a trustee.

(5)
Includes 40,107 shares which Mr. Hanson has the right to acquire pursuant to stock options within 60 days after December 3, 2018 and 349,694 shares which are held by a trust of which Mr. Hanson is a trustee.

(6)
Includes 71,550 shares held by a trust of which Mr. Kramer is the sole trustee and sole beneficiary and 31,800 shares held by a trust of which Mr. Kramer's spouse serves as the sole trustee and sole beneficiary.

(7)
Includes shares held directly, as well as jointly with family members or held by trusts, with respect to which shares the listed individuals or group members may be deemed to have sole or shared voting and investment power. Included in the shares reported as beneficially owned by all directors and executive officers are options to acquire 40,107 shares of Meta Financial Common Stock exercisable within 60 days after December 3, 2018. Does not include Lynn Bruchhof, as Ms. Bruchhof was appointed Executive Vice President and Chief People Officer on December 6, 2018. As of the Record Date, Ms. Bruchhof did not beneficially own any shares of Meta Financial Common Stock.

6 Meta Financial Group, Inc. | 2018 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors currently consists of nine members. Approximately one-third of the directors are elected annually to serve for three-year periods or until their respective successors are elected and qualified. All of our director nominees currently serve as Meta Financial directors.
The table below sets forth information regarding the members of our Board of Directors continuing in office or nominated for re-election, including their age, position(s) with Meta Financial and term(s) of office. J. Tyler Haahr, a current member of our Board of Directors, is not standing for re-election at the Annual Meeting. The following directors are “independent directors,” meeting the criteria for independence in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 5605(a)(2) of the NASDAQ Listing Rules: Douglas J. Hajek, Elizabeth G. Hoople, Michael R. Kramer, Frederick V. Moore, Becky S. Shulman, Kendall E. Stork and W. David Tull. All directors and nominees have held their present positions for at least five years unless otherwise indicated in the table below.
If before the election it is determined that any director nominee is unable to serve, your proxy authorizes a vote for a replacement nominee if our Board of Directors names one. At this time, we are not aware of any reason why a nominee might not remain on the ballot until the election. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The members of the Board of Directors unanimously recommend that you vote “FOR” each of the director nominees.

Name	Age	Position(s) Held in Meta Financial	Director Since	Term to Expire
Bradley C. Hanson	54	President, Chief Executive Officer and Director	2005	2022
Elizabeth G. Hoople	60	Director	2014	2022

BRADLEY C. HANSON
Bradley C. Hanson is President and Chief Executive Officer of Meta Financial Group, Inc. and MetaBank. Mr. Hanson has served as a member of the Board of Directors of Meta Financial Group, Inc. and MetaBank since 2005. With more than 25 years of experience in banking, payment cards, and financial technology, Mr. Hanson has been widely recognized for the significant role he played in the development of the prepaid card industry. Mr. Hanson joined Meta Financial in May 2004 where he founded Meta Payment Systems. After serving as the President of MetaBank and Meta Payment Systems, Mr. Hanson was appointed Chief Executive Officer in October 2018. Before joining Meta Financial, Mr. Hanson served as a Senior Vice President at BankFirst where he gained experience in retail banking, mortgage lending, and credit cards in addition to managing the technology and project management functions for the bank. Mr. Hanson holds a Bachelor of Arts degree in Economics from the University of South Dakota and has served on various non-profit boards including his current role as a member of the Global Board for Operation HOPE.

Age: 54 Director Since: 2005

Committees: N/A

Skills and Experience

The Board of Directors believes that Hanson's experience working with regulators and many financial innovators provides a unique perspective on the history of prepaid, current threats and opportunities, and the changing roles of key participants in the prepaid value chain. Hanson's years of involvement in various capacities in the financial services industry enable him to provide the Board of Directors extensive expertise regarding the operations and management of Meta Financial Group, Inc. The Board has recommended his nomination for re-election as a director of Meta Financial Group, Inc.

Meta Financial Group, Inc. | 2018 Proxy Statement 7

PROPOSAL 1: ELECTION OF DIRECTORS

ELIZABETH G. HOOPLE
Elizabeth G. Hoople is a member of the Board of Directors of Meta Financial Group, Inc. and MetaBank. Hoople currently works as a financial services consultant with Bank On Marketing, a consulting firm she formed in March 2013, specializing in business strategy, marketing and payments product development. Until March 2013, she served as head of marketing for Wells Fargo for 15 years and holds several patents for developing "My Spending Report", an online personal financial and budgeting tool for wellsfargo.com. Hoople previously held management positions with Providian Financial and also with Citigroup, at which she introduced the world's first major Photocard product. She holds a bachelor's degree from Bowling Green State University in Ohio. Hoople is a member of the Compensation Committee and serves as Chairperson of the Nominating Committee.

Age: 60 Director Since: 2014

Committees: Compensation Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that Hoople has developed through her years of involvement in various capacities in the financial services industry as well as her service on the Company's Compensation and Nominating Committees enable her to provide the Board of Directors extensive expertise regarding the operations and management of Meta Financial Group, Inc. The Board has recommended her nomination for re-election as a director of Meta Financial Group, Inc.

Directors Remaining in Office

Name	Age	Position(s) Held in Meta Financial	Director Since	Term to Expire
Douglas J. Hajek	68	Director	2013	2020
Michael R. Kramer	75	Director	2018	2020
Kendall E. Stork	65	Director	2016	2020
Frederick V. Moore	62	Director (Vice Chairman and Lead Director)	2006	2021
Becky S. Shulman	54	Director	2016	2021
W. David Tull	69	Director	2018	2021

DOUGLAS J. HAJEK
Douglas J. Hajek is a member of the Board of Directors of Meta Financial Group, Inc. and MetaBank. He is a practicing lawyer with over thirty years of experience and is a partner in the law firm of Davenport, Evans, Hurwitz & Smith, LLP. Previously, Hajek held management positions in commercial banking at U.S. Bank and two independent banks. Hajek serves as vice chair of the South Dakota Building Authority and is a member of the Finance Council of the Catholic Diocese of Sioux Falls. Hajek graduated from South Dakota State University (B.S.), the University of Northern Colorado (M.A.), and the University of South Dakota School of Law. Hajek is a member of the Compensation and Nominating Committees.

Age: 68 Director Since: 2013

Committees: Compensation Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that Hajek has developed through his banking, lobbying and legal work as well as his service on Meta Financial Group, Inc.’s Compensation and Nominating Committees enable him to provide the Board of Directors with extensive expertise regarding the regulation, operations and management of Meta Financial Group, Inc.

8 Meta Financial Group, Inc. | 2018 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

MICHAEL R. KRAMER
Michael R. Kramer has been a member at the law firm Dickinson Wright, PLLC, which served as legal counsel to Crestmark Bancorp, Inc. ("Crestmark") through the Company's acquisition of Crestmark (the "Crestmark Acquisition"), since 2004. Prior to that, Mr. Kramer was a senior partner at Miro Weiner & Kramer from 1995 to 2004. He has been a lawyer since 1968, concentrating on corporate, real estate and banking and financial services matters. Mr. Kramer received a B.A. in Business from Miami University and a J.D. from Wayne State University Law School. Mr. Kramer previously served as Chairman of the Board of Trustees for Oakland University in Rochester, Michigan. Kramer is a member of the Compensation and Nominating Committees.

Age: 75 Director Since: 2018

Committees: Compensation Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that Mr. Kramer has developed providing legal representation to financial institutions enable him to provide the Board of Directors with extensive expertise regarding the regulation, operations and management of Meta Financial Group, Inc.

KENDALL E. STORK
Kendall E. Stork is a member of the Board of Directors of Meta Financial Group, Inc. and MetaBank. In 2016, Stork retired as Sioux Falls Site President for Citibank, a position he held for 17 years. He was previously the President and CEO of Citibank, South Dakota where he served for 12 years as a Board Member, seven of those as Chair. Stork graduated from the University of Nebraska - Lincoln with a Bachelor’s degree in Business with an emphasis in Accounting. Stork is a member of the Compensation and Nominating Committees and serves as Chairperson of the Audit Committee.

Age: 65 Director Since: 2016

Committees: Audit Compensation Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that Stork has developed through his position at Citibank as well as his strong financial services and agriculture background enable him to provide the Board of Directors extensive financial and management expertise.

FREDERICK V. MOORE
Frederick V. Moore is the Lead Director and Vice Chairman of the Board of Directors of Meta Financial Group, Inc. and MetaBank. Moore has been appointed to serve as Chairman of the Board effective following the Annual Meeting. Moore also has served as an Executive Search Consultant with AGB Search since July 2017. He also serves on the Executive Advisory Board of Campus Works, a company that provides consultation technology-based services to higher education, a post he has held since July 2017. Moore served as President of Buena Vista University in Storm Lake, Iowa from 1995 until June 2017, when he was named President Emeritus. Moore is an attorney who holds a J.D. with Honors, M.B.A. and B.A. degrees from the University of North Carolina at Chapel Hill. He worked in corporate America as a strategic planner, financial analyst, and marketing executive. Moore is a member of the Audit and Nominating Committees and serves as the Chairperson of the Compensation Committee.

Age: 62 Director Since: 2006

Committees: Audit Compensation Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that Moore has developed through his position as President of Buena Vista University, as well as his service on Meta Financial Group, Inc.’s Audit, Compensation and Nominating Committees, enable him to provide the Board of Directors extensive financial and management expertise.

Meta Financial Group, Inc. | 2018 Proxy Statement 9

PROPOSAL 1: ELECTION OF DIRECTORS

BECKY S. SHULMAN
Becky S. Shulman is a member of the Board of Directors of Meta Financial Group, Inc. and MetaBank. Shulman is the Chief Financial Officer and Chief Operations Officer of Card Compliant, LLC, a compliance specialty company serving the prepaid and stored value card industry, headquartered in Kansas City, Missouri. Prior to joining Card Compliant in 2012, Shulman held several executive positions in the financial services and tax industries, including CFO and Treasurer of H&R Block, Inc. and Deputy CFO of LPL Financial. She also served on the Board of Directors of H&R Block Bank from 2009 until its sale in 2015 and previously held the position of Chief Investment Officer of U.S. Central Credit Union. Shulman graduated from Eastern Illinois University with a B.S. degree in Computer Management and received her MBA from the University of Illinois. Shulman is a member of the Audit, Compensation and Nominating Committees.

Age: 54 Director Since: 2016

Committees: Audit Compensation Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that Shulman has developed through her positions at Card Compliant, LLC and H&R Block as well as her service on Meta Financial Group, Inc.'s Audit, Compensation and Nominating Committees, enable her to provide the Board of Directors extensive financial and management expertise.

W. DAVID TULL
W. David Tull founded Crestmark in 1996 and has served as Crestmark’s Chairman and Chief Executive Officer since Crestmark’s inception. Prior to founding Crestmark, Mr. Tull held positions as Executive Vice President and Treasurer of Michigan National Corporation, a $12 billion bank holding company. Mr. Tull received a bachelor’s degree in business administration from the University of Michigan and a banking certificate from the University of Wisconsin Graduate School of Banking. Mr. Tull has served on a variety of civic and corporate boards of directors including the American Factoring Association, the International Factoring Association, The Crown Group, Michigan National Bank, Independence One Mutual Funds, Marquette Venture Capital Advisory Board, Detroit Historical Society and The Music Hall Center for Performing Arts. Mr. Tull currently serves on the Board of Trustees for Oakland University in Rochester, Michigan. Tull is a member of the Audit, Compensation and Nominating Committees.

Age: 69 Director Since: 2018

Committees: Audit Compensation Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that Mr. Tull has developed through his founding of, and leadership role within, Crestmark enable him to provide the Board of Directors extensive management expertise and industry knowledge regarding the Crestmark division’s business.

10 Meta Financial Group, Inc. | 2018 Proxy Statement

COMMUNICATING WITH OUR DIRECTORS

COMMUNICATING WITH OUR DIRECTORS
The Company has no formal process by which stockholders may communicate directly with directors. Any communication, however, addressed to the Board of Directors or to any individual director at the Company’s offices at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108, in care of Investor Relations, the Chairman of the Board, or a corporate officer, is forwarded to the Board or to the individual director, as applicable. The Company believes that this informal process has served the Board’s and stockholders’ needs. There is currently no screening process, and all stockholder communications that are received by officers for the Board’s or an individual director’s attention are forwarded to the Board or such individual director, as applicable. In view of SEC disclosure requirements relating to this issue, the Board may consider the development of more specific procedures. Until any other procedures are developed, any communications to the Board should be sent to it in care of Investor Relations.

Meta Financial Group, Inc. | 2018 Proxy Statement 11

MEETINGS AND COMMITTEES

MEETINGS AND COMMITTEES
Meetings
Meetings of the Board of Directors are generally held on a monthly basis. The Board of Directors conducted 11 regular meetings and four special meetings during fiscal 2018. During fiscal 2018, each director attended at least 75% of the total number of Board meetings and at least 75% of the total number of meetings of the committees on which he or she served during the period he or she served as a director or Committee member.

Committees
During fiscal 2018, the Board of Directors of Meta Financial had an Audit Committee, Compensation Committee and Nominating Committee. Charters of each of the committees can be found on the Company’s website at www.metafinancialgroup.com, “Governance - Committee Charters.”
The current committee assignments are shown below:

Committees
	Audit	Compensation	Nominating
Douglas J. Hajek		✓	✓
Elizabeth G. Hoople		✓	CHAIR
Michael R. Kramer		✓	✓
Frederick V. Moore	✓	CHAIR	✓
Becky S. Shulman	✓	✓	✓
Kendall E. Stork	CHAIR	✓	✓
W. David Tull	✓	✓	✓

The Audit Committee. The Audit Committee met five times during fiscal 2018. The functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities related to: (i) the integrity of the Company’s financial statements and the Company’s accounting and financial reporting process and financial statement audits, (ii) the registered public accounting firm’s (independent auditor) qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditors, (iv) the Company’s compliance with legal and regulatory requirements, (v) the lending credit review function, and (vi) the Company’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Company.
The Compensation Committee. The Compensation Committee met eight times during fiscal 2018. The Compensation Committee’s general purpose is to establish and review the overall compensation philosophy of the Company, and discharge the Board of Director’s responsibilities relating to the compensation of the Company’s executive officers (within the meaning of Rule 3b‑7 of the Exchange Act), as well as the executive compensation plans of the Company. The Compensation Committee has the authority and responsibility to: (i) directly oversee and review the Company’s human resource programs for executive officers, (ii) review the Company’s executive officer compensation programs in light of the overall compensation philosophy, (iii) review and approve the compensation of the Company’s Chief Executive Officer and other executive officers, (iv) review the corporate goals and objectives relevant to the evaluation and compensation of the Company’s executive officers, and (v) review and approve any employment, severance, change‑in‑control or termination agreements to be made with any executive officer; such review and approval will include a recommendation to the Board as to whether it is appropriate and permissible under applicable state and federal regulations for the Company and MetaBank to include clawback provisions in any new or renegotiated employment, consulting or similar agreements permitting the Company or MetaBank to clawback payments, compensation or other benefits to any executive officer who has been found or has admitted to knowingly participating in any illegal activity. The Compensation Committee also has the sole authority to retain any compensation consultants hired to assist in the evaluation of executive officer compensation. In April 2017, the Compensation Committee retained Mercer (US) Inc. to provide advice concerning executive and director compensation. The Compensation Committee may also delegate its authority to subcommittees as it deems appropriate and, to the extent permitted by applicable law, delegate to one or more executive officers of the Company the authority, within guidelines established by the Compensation Committee, to approve equity compensation awards under established equity compensation plans of the Company to employees other than those subject to Section 16 of the Exchange Act and other officers of the Company. The Compensation Committee may also delegate any non‑discretionary administrative authority under Company compensation and benefit plans, consistent with any limitations specified in the applicable plans.

12 Meta Financial Group, Inc. | 2018 Proxy Statement

MEETINGS AND COMMITTEES

The Nominating Committee. The Nominating Committee met four times during fiscal 2018. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Nominating Committee, or by any stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the By‑laws of Meta Financial. Pursuant to the By‑laws, nominations by stockholders must be delivered in writing to the Secretary of Meta Financial at least 30 days prior to the date of the Annual Meeting; provided, however, that in the event that less than 40 days’ notice or prior disclosure of the date of the Annual Meeting is given or made to stockholders, to be timely, notice by the stockholder must be received at the executive offices of Meta Financial not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure thereof was made. Except as may be required by rules promulgated by NASDAQ or the SEC, currently there are no specific minimum qualifications that must be met by any candidate for the Board of Directors, nor are there any specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating candidates proposed by either the Board or stockholders, the Nominating Committee selects individuals as director nominees based on the individual’s business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand the Company’s business and willingness to devote the necessary time to board duties. In making its determinations, the Board considers all relevant laws and regulations as well as other factors deemed important by it (such as the present composition of the Board). The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ Listing Rules and, if a nominee is sought for service on the Audit Committee, the financial and accounting experience of a candidate, including whether an individual qualifies as an audit committee financial expert. Although the Nominating Committee and the Board do not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in the identification process, with diversity being broadly understood by the Board to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds. While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Nominating Committee and the Board will also evaluate a potential director nominee’s personal character, community involvement, and willingness to serve so that he or she can help further the Company’s role as a community‑based financial institution.
The Company is incorporated in Delaware and has held its annual meetings in Iowa or South Dakota since its incorporation. Senior members of management have been present at each annual meeting to meet with stockholders and answer any questions. Historically, stockholder attendance has been limited, which we attribute to our policy of regular and detailed communications with our stockholders and investors through meetings with management and other investor relations activities. In view of the fact that stockholders have not historically attended our annual meetings and that a majority of our directors have historically attended our annual meetings, we have not adopted a policy requiring the attendance of directors at the annual meeting.

Meta Financial Group, Inc. | 2018 Proxy Statement 13

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE
Code of Ethics
The Company has adopted a written code of ethics within the meaning of Item 406 of SEC Regulation S-K, which applies to our principal executive officer and senior financial officers, a copy of which can be found on the Company’s website at www.metafinancialgroup.com, “Governance – Governance Documents.” If we make substantive amendments to the Code of Ethics that are applicable to our principal executive or financial officers, we will disclose the nature of such amendments or waiver in a report on Form 8-K in a timely manner.
Separation of Board Chairman and CEO
While the Board of Directors has no formal policy requiring the separation of the positions of Chairman of the Board and Chief Executive Officer, effective following the Annual Meeting, Frederick V. Moore, the current independent Vice Chairman of the Board and Lead Director has been appointed to serve as Chairman of the Board. The Board has determined that separating the Chairman and Chief Executive Officer positions is currently the most effective leadership structure for the Company, allowing the Chairman to focus on Board matters, and the current President and Chief Executive Officer, Mr. Hanson, to focus on the Company's day-to-day operations. The Board believes the Company is well-served by this leadership structure.
Lead Director
In January 2014, the Board elected Frederick V. Moore to serve as the Lead Director. In Mr. Moore’s capacity as Lead Director, among other things, he has been responsible for leading executive sessions of the independent directors and serving as the principal liaison between the Chairman and the independent directors. In October 2018, Mr. Moore was appointed to serve as Chairman of the Board effective following the Annual Meeting, at which time, it is expected the Company will no longer have (and it is expected the Board will not appoint) a Lead Director.
Stock Ownership Guidelines
To further align the interests of our executive officers and non‑employee directors with those of the Company’s stockholders, the Compensation Committee has approved stock ownership guidelines for our executive officers and non‑employee directors. These guidelines were effective January 1, 2018 for our non-employee directors, President, Chief Executive Officer and Chief Financial Officer and effective December 2018 for our other executive officers. These guidelines provide, among other things, that:

•	each non‑employee director must hold a minimum number of shares of our Common Stock having a market value equal to three times each such director’s annual cash retainer;

•	our President and Chief Executive Officer must hold a minimum number of shares of our Common Stock having a market value equal to five times such officer’s annual base salary;

•	our Chief Financial Officer must hold a minimum number of shares of our Common Stock having a market value equal to three times such officer’s annual base salary;

•	our other executive officers must hold a minimum number of shares of our Common Stock having a market value equal to one times such officer's annual base salary;

•	the minimum stock ownership levels must be achieved by each non‑employee director and executive officer listed above within five years of the effective date of such guidelines;

•
until such minimum stock ownership requirement is met, each non‑employee director and executive officer subject to these guidelines must hold at least fifty percent (50%) of the net shares of Common Stock owned by such director and executive officer as of January 1, 2018, the effective date of the guidelines. For this purpose, the term “net shares” of Common Stock includes shares held outright, stock equivalents (e.g., stock units), shares held in benefit plans and unvested restricted stock, but such term excludes unexercised stock options and unvested performance awards;

•
to the extent these guidelines would place a severe hardship on such executive officer or non‑employee director, the Compensation Committee will make the final decision as to developing an alternative stock ownership guideline that reflects both the intention of these guidelines and the personal circumstances of such executive officer or non‑employee director; and

•	the Compensation Committee will review progress towards satisfying such guidelines at least annually.
Persons subject to the guidelines have five years to comply with the ownership requirements.

14 Meta Financial Group, Inc. | 2018 Proxy Statement

CORPORATE GOVERNANCE

Risk Oversight
The Board of Directors of the Company is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors retains responsibility for general oversight. The Board of Directors endeavors to satisfy this responsibility by evaluating reports by each committee chair regarding the committee’s considerations and actions, as well as by evaluating reports received from Company officers responsible for the oversight of particular risks within the Company, particularly MetaBank’s Chief Risk Officer who reports to the Company’s CFO. Risks relating to the direct operations of MetaBank are overseen by the Board of Directors of the Company, as they also serve as directors of MetaBank. The directors also oversee risk of MetaBank through the directors’ membership on MetaBank’s Committees. In particular, all of the Company’s Audit Committee members serve on MetaBank’s Audit Committee, and the Audit Committee annually reviews and approves management’s internal audit risk assessments and multi‑year audit plan. The Board of Directors of MetaBank also has established a Loan Committee and an Internal Control and Risk Committee that conduct risk oversight separate from that of the Company. Further, MetaBank’s Board of Directors oversees risks through the establishment of policies and procedures, recommended by MetaBank’s Chief Risk Officer and other officers that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to MetaBank. Finally, the Board also takes into account observations and recommendations of its regulators.
Audit Committee Matters
The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Meta Financial Group, Inc., specifically incorporates this Report therein, and it shall not otherwise be deemed filed under such Act.
Audit Committee Report. The Audit Committee has issued the following report with respect to the audited consolidated financial statements of the Company for the fiscal year ended September 30, 2018:

•	The Audit Committee has reviewed and discussed with the Company’s management the Company’s fiscal 2018 audited consolidated financial statements;

•
The Audit Committee has discussed with KPMG LLP (the Company’s independent registered public accounting firm for fiscal 2018) the matters required to be discussed by Auditing Standard No. 1301—Communications with Audit Committee;

•
The Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence; and

•
Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the fiscal 2018 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

Submitted by the Audit Committee of the Company’s Board of Directors:

Kendall E. Stork (Chairperson)
Frederick V. Moore
Becky S. Shulman
W. David Tull
Audit Committee Member Independence; Audit Committee Financial Expert; and Audit Committee Charter. Each member of the Audit Committee is a non‑employee director who (1) meets the criteria for independence set forth in Rule 10A‑3(b)(1) under the Exchange Act and Rule 5605(a)(2) of the NASDAQ Listing Rules; (2) has not participated in the preparation of the financial statements of Meta Financial or any of its current subsidiaries at any time during the past three years; and (3) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, statement of comprehensive income and cash flow statement, and otherwise complies with NASDAQ’s financial‑literacy requirements. Our Board of Directors has determined that our Audit Committee has four members who qualify as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The Board has determined that each of Mr. Moore, Ms. Shulman, Mr. Stork and Mr. Tull, based upon such individual's

Meta Financial Group, Inc. | 2018 Proxy Statement 15

CORPORATE GOVERNANCE

experience, training and education, qualify as an “audit committee financial expert,” as defined in SEC rules under the Sarbanes‑Oxley Act of 2002, by virtue of the fact that such individual has (a) an understanding of generally accepted accounting principles (“GAAP”) and financial statements; (b) the ability to assess the general application of GAAP in connection with accounting for estimates, accruals and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements as well as experience actively supervising one or more persons engaged in such activities; (d) an understanding of internal controls and procedures for financial reporting; and (e) an understanding of audit committee functions.

16 Meta Financial Group, Inc. | 2018 Proxy Statement

COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS
The following table sets forth compensation information for the fiscal year ended September 30, 2018, for the Company’s non‑employee directors. Compensation for each director who is a “named executive officer” is included in the “Summary Compensation Table” below. Director compensation is determined by the full Board of Directors. In April 2017, the Compensation Committee retained Mercer (US) Inc. to provide advice concerning director compensation. Mercer assessed competitive director compensation levels using the same peer group used to assess executive compensation levels. Mercer then developed recommendations to position the Company's program approximately at competitive median levels. For a discussion of the stock ownership guidelines for non‑employee directors adopted by the Compensation Committee, effective January 1, 2018, please see the above sub‑section titled “Stock Ownership Guidelines” in the “Corporate Governance” section of this proxy statement.
The elements of compensation paid to the Company’s and MetaBank’s non‑employee directors during the year ended September 30, 2018 were as follows:

•	A prorated annual retainer of $20,000 through December 31, 2017 and a prorated annual retainer of $27,500 thereafter for service on the Company Board through the remainder of fiscal 2018;

•	A prorated annual retainer of $15,000 through December 31, 2017 and a prorated annual retainer of $22,500 thereafter for service on the MetaBank Board through the remainder of fiscal 2018;

•	A fee of $1,250 for each meeting attended of the MetaBank Board through December 2017;

•	An annual retainer of $15,000 for the vice chairman of the Company Board;

•	An annual retainer of $5,000 for the vice chairman of the MetaBank Board;

•	An annual retainer of $10,500 for the chairman of the Company's and MetaBank's Audit Committee;

•	An annual retainer of $5,000 for directors on the Company's and MetaBank’s Audit Committee;

•	An annual retainer of $6,500 for the chairman of the Company's Compensation and Nominating Committees;

•	An annual retainer of $2,500 for directors on the Company's and MetaBank’s Compensation and Nominating Committees;

•	An annual retainer of $5,500 for the chairman of MetaBank's Compensation and Nominating Committee;

•	An annual retainer of $12,000 for the chairman of MetaBank's Risk Committee;

•	An annual retainer of $5,000 for directors on MetaBank's Risk and Credit Committees;

•
Restricted stock awards of 3,900 shares of the Company’s Common Stock granted under the Meta Financial Group, Inc. Amended and Restated 2002 Omnibus Incentive Plan (the "2002 Plan") on January 22, 2018 to directors on the Company's Board, vesting immediately; and

•	Reimbursement for out-of-pocket expenses incurred in attending Board of Directors and committee meetings.
Director Compensation

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Douglas J. Hajek	$86,356	$136,435	$222,791
Elizabeth G. Hoople	$101,349	$136,435	$237,784
Michael R. Kramer (2)	$31,117	$48,656	$79,773
Frederick V. Moore	$114,458	$136,435	$250,893
Becky S. Shulman	$86,785	$136,435	$223,220
Kendall E. Stork	$100,634	$136,435	$237,069
W. David Tull (2)	$34,649	$48,656	$83,305

(1)
Awards for 2018 reflect the aggregate grant date fair value of awards. The assumptions used in the calculation of these amounts are disclosed in Note 11 to our Consolidated Financial Statements included in our fiscal 2018 Annual Report on Form 10-K.

(2)
Messrs. Kramer and Tull received pro-rated retainer payments for service on the Board of Directors from August 2018 through December 2018 totaling $29,167 and $33,333, respectively. Each of Messrs. Kramer and Tull also received a pro-rated restricted stock award of 542 shares (or 1,626 shares of Meta Financial Common Stock, adjusting for the Company's completion of a three-for-one forward stock split with respect to its common stock, payable in the form of a stock dividend on October 4, 2018 to stockholders of record on September 30, 2018 (the "Stock Split")), granted on August 1, 2018 at the time of the Crestmark Acquisition, which shares were immediately vested.

Meta Financial Group, Inc. | 2018 Proxy Statement 17

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The following sets forth certain information regarding the executive officers of the Company. Information pertaining to Mr. Hanson, who is a director and President and Chief Executive Officer of Meta Financial and MetaBank, may be found in the “Election of Directors” section of Proposal No. 1 above. The Board elects officers annually. For more information pertaining to the employment agreements and compensation of our executive officers, see “Executive Compensation” below.

Name	Age	Position(s) Held in Meta Financial	Executive Officer Since
Bradley C. Hanson	54	President and Chief Executive Officer (1)	2005
Glen W. Herrick	56	Executive Vice President and Chief Financial Officer	2013
Lynn D. Bruchhof (2)	60	Executive Vice President and Chief People Officer	2018
Michael K. Goik (3)	49	Executive Vice President and Head of Commercial Finance	2018
Shelly A. Schneekloth	54	Executive Vice President and Chief Operations Officer	2017
Sheree S. Thornsberry	50	Executive Vice President and Head of Payments	2017

(1)
J. Tyler Haahr stepped down as CEO effective October 30, 2018 and will remain Chairman of the Board until the date of the Annual Meeting of Stockholders. Mr. Hanson was appointed CEO effective October 30, 2018.

(2)	Ms. Bruchhof was appointed Executive Vice President and Chief People Officer on December 6, 2018.

(3)	Mr. Goik joined the Company as an executive officer on August 1, 2018 in connection with the Crestmark Acquisition.

GLEN W. HERRICK
Glen W. Herrick is the Executive Vice President and Chief Financial Officer of Meta Financial Group, Inc. and MetaBank. Prior to joining Meta in 2013, Herrick spent 20 years at Wells Fargo serving in various finance, treasury and risk management roles, including CFO of Wells Fargo’s student loan division. Herrick holds a B.S. in Engineering Management from the United States Military Academy at West Point, New York, and an MBA from the University of South Dakota. Herrick also graduated from the Stonier Graduate School of Banking. Herrick is a member of the Meta Financial Group, Inc. Executive Committee.

Age: 56 Executive Officer Since: 2013

LYNN D. BRUCHHOF
Lynn D. Bruchhof is the Executive Vice President and Chief People Officer of Meta Financial Group, Inc. and MetaBank. Ms. Bruchhof joined Meta in October 2018 as Senior Vice President and Chief Human Resources Officer. From October 2013 until May 2018, Ms. Bruchhof served as the Chief People Officer at SSM Health, a 40,000-employee health system operating in four states. During her tenure at SSM Health, her team of approximately 350 professionals achieved sixth place on the "2017 Glassdoor Best Place to Interview Candidates Choice" list. She received a BA in Psychology and Social Work from Concordia College in Moorhead, MN and an MA in Organizational Development and Human Resources from Minnesota State University Moorhead.

Age: 60 Executive Officer Since: 2018

18 Meta Financial Group, Inc. | 2018 Proxy Statement

EXECUTIVE OFFICERS

MICHAEL K. GOIK
Michael K. Goik is the Executive Vice President and Head of Commercial Finance of Meta Financial Group, Inc. and MetaBank. Prior to joining Meta in August 2018, Mr. Goik served as Crestmark Bank’s President and Chief Operating Officer and fulfilled various roles at Crestmark (including underwriter, credit officer, manager of the new business group, and new product development manager) before being promoted to Director of Finance and Accounting for Crestmark. Before joining Crestmark, Mr. Goik worked for GE Capital and various other companies involved in the commercial finance products and services industry. Mr. Goik graduated with honors from Ferris State University with a bachelor’s degree in accounting and finance.

Age: 49 Executive Officer Since: 2018

SHELLY A. SCHNEEKLOTH
Shelly A. Schneekloth is the Executive Vice President and Chief Operations Officer of Meta Financial Group, Inc. and MetaBank. Before joining the Company on November 13, 2017, she was a business line executive at FIS from May 2012 until October 2017, where from May 2012 until January 2015, she was the Vice President of Operations of FIS’ Prepaid Processing Division, and from January 2015 to October 2017 she was the General Manager of the Prepaid Processing Division. She received a BBA in International Business and Finance from James Madison University and an MBA from Virginia Tech.

Age: 54 Executive Officer Since: 2017

SHEREE S. THORNSBERRY
Sheree S. Thornsberry is the Executive Vice President and Head of Payments of Meta Financial Group, Inc. and MetaBank. Before joining the Company on September 25, 2017, she held leadership positions at InteliSpend and later Blackhawk Network. At Blackhawk Network, Ms. Thornsberry was General Manager of Hawk Incentives, where she was responsible for leading 600 employees. She holds a Master’s Degree in Public Administration from St. Louis University and received her undergraduate degree from Vassar College in Psychology. She is also a graduate of the School for International Training in Kenya, Africa. Ms. Thornsberry has received several industry accolades where she has been recognized for her work within the payments industry: named one of Incentive Magazine’s ‘25 Most Influential People in the Incentive Industry’ in 2016; participated in Incentive Magazine’s 2016 Annual Incentive Roundtable; and received the 2014 Paybefore ‘Top Motivator’ Product Innovation Award.

Age: 50 Executive Officer Since: 2017

Meta Financial Group, Inc. | 2018 Proxy Statement 19

EXECUTIVE COMPENSATION

A Letter From Our Compensation Committee
December 18, 2018
Dear Shareholders:
As members of the Compensation Committee of the Board of Directors of Meta Financial Group, Inc. ("Meta"), we are responsible for ensuring that our executive compensation program aligns the interests of our leadership team with those of Meta shareholders through our pay-for-performance philosophy.

Pay for Performance
A significant portion of each executive’s compensation package is driven by performance to align executive interests with those of shareholders, and to reward our leadership for increasing shareholder value and for achieving corporate and individual goals.
Compensation outcomes for the leadership team for fiscal 2018 reflected strong financial and operational results, including completing the strategic Crestmark Acquisition, and significant success in delivering on our key business objectives. Annual executive incentive awards are contingent on meeting predefined corporate and individual goals with a strong emphasis on corporate performance. As a result of achieving the following financial performance metrics in 2018 and accomplishing other company and individual performance objectives, each of the CEO, President and CFO received 133% of his target annual cash incentive plan opportunity, and each of the other executive officers received 149% of such executive's target annual cash incentive plan opportunity:

•	$6.80 of adjusted earnings per share*

•	12.1% adjusted return on equity*

•	0.66% non-performing assets

•	18.8% in revenue growth

*Earnings per share ("EPS") and return on equity ("ROE") were adjusted for any direct Crestmark Acquisition expenses, gain or loss on sale of investments, amortization of intangibles related to the Crestmark Acquisition, tax reform adjustments and separation expenses.
The Compensation Committee believes that executive officers should have a meaningful portion of their total compensation opportunity paid in equity and linked to the achievement of corporate financial goals and to increasing shareholder value. Equity incentives are awarded in restricted stock that are subject to vesting over three years and the satisfaction of performance goals in the first year. In fiscal 2018, each of the CEO, President and CFO was entitled to 121% of his target equity incentive awards, and each of the other executive officers was entitled to 136% of such executive's target equity incentive awards based on achieving the following financial performance results as well as other company and individual performance achievements:

•	$69.686 million in adjusted net income*

•	38.4% total loan growth

•	41st percentile total shareholder return relative to market peers

*Net income was adjusted for any direct Crestmark Acquisition expenses, gain or loss on sale of investments, amortization of intangibles related to the Crestmark Acquisition, tax reform adjustments and separation expenses.

Say-on-Pay
Last year, our say-on-pay proposal received 61% support, which we believe was a sign that our shareholders did not fully support all facets of our executive compensation program. After the vote, the Compensation Committee reached out to shareholders representing 54% of the outstanding shares of our Common Stock to better understand their perspectives on the Company’s executive compensation program and decisions. After carefully considering shareholder feedback and consulting with an independent compensation consultant, the Compensation Committee made the following changes to improve and enhance the executive compensation program:

•	Revised our peer group to better reflect the Company’s multi-dimensional business model

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•	Enhanced transparency around our incentive-based pay plan metrics and targets

•	Revised our Compensation Discussion and Analysis ("CD&A") disclosure to provide greater visibility into our executive compensation program

Pay and Governance Policies and Practices
We periodically review our pay and governance programs with an independent compensation consultant and have adopted the following “best-in-class” policies and practices:

•	Linking executive pay to company performance through annual and equity incentive awards

•	Balancing short- and long-term incentives, cash and equity and fixed and variable pay

•	Comparing executive pay and company performance to relevant peer group companies

•	Requiring executives to meet minimum stock ownership requirements

•	Including double-trigger change-in-control provisions in our employment agreements and certain of our restricted stock agreements

•	Providing only limited perquisites

CEO Transition
On October 30, 2018, J. Tyler Haahr stepped down as CEO, and our President, Brad Hanson, was appointed CEO. We appreciate Mr. Haahr’s years of service to the Company and he will remain Chairman of the Board until the date of the Annual Stockholder Meeting. We are looking forward to continuing to build on the Company’s recent accomplishments and leverage our strong platform under Mr. Hanson's leadership.
**********
Meta operates in a highly competitive industry for executive talent so we structure our pay program to attract and retain critical talent that we need to deliver on our business strategy. We value feedback from our shareholders, have listened to your concerns and have taken actions to improve our pay program and enhance our disclosure concerning our pay program. We ask you to consider our overall approach to executive pay as you assess our pay program and its relationship to our strong performance this past year. We appreciate your continued support.

Respectfully,

Meta Financial Group, Inc. Compensation Committee

Frederick V. Moore (Chairperson)

Douglas J. Hajek	Elizabeth G. Hoople	Michael R. Kramer
Becky S. Shulman	Kendall E. Stork	W. David Tull

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis for Fiscal Year 2018

The Compensation Committee of the Board has designed the Company’s executive compensation program to incentivize continued growth in shareholder value while providing appropriate incentives to retain key talent in the extremely competitive markets in which the Company does business. The discussion and tables that follow detail the Company’s compensation program for fiscal year 2018 for its executive officers and highlight the Compensation Committee’s decisions about changes made in consideration of shareholder feedback. It also explains how the compensation program is designed to retain the Company's talented executive team and incentivizes the team to continue to grow shareholder value.
Named Executive Officers
This Compensation Discussion and Analysis (“CD&A”) discusses the material elements of compensation for the Company’s executive officers identified in the Summary Compensation Table (the “named executive officers” or “NEOs”). For the fiscal year ended September 30, 2018, the NEOs were:

Named Executive Officer	Title
J. Tyler Haahr	Chairman of the Board (“COB”) and Chief Executive Officer*
Bradley C. Hanson	President**
Glen W. Herrick	Executive Vice President, Chief Financial Officer, and Secretary
Michael K. Goik	Executive Vice President and Head of Commercial Finance
Sheree S. Thornsberry	Executive Vice President and Head of Payments
Shelly A. Schneekloth	Executive Vice President and Chief Operations Officer
*Mr. Haahr stepped down as CEO effective October 30, 2018, and will remain Chairman of the Board until the date of the Annual Stockholder Meeting.
**Mr. Hanson was appointed CEO effective October 30, 2018.
2018 Performance Results and Pay Outcomes
The Company met or exceeded its annual incentive plan financial targets for 2018, which along with other company and individual achievements, entitled the CEO, President and CFO to 133% of their target cash incentive awards and all other executive officers to 149% of their target cash incentive awards.
Similarly, the Company met or exceeded its equity incentive plan financial targets for 2018, which along with other company and individual achievements, entitled the CEO, President and CFO to 121% of their target equity incentive awards and all other executive officers to 136% of their target equity incentive awards.
In addition to these strong financial results, our leadership team completed the strategic acquisition of Crestmark, which has provided business-to-business commercial financing for over 21 years. The acquisition gives Meta a national commercial and industrial lending platform and presents synergistic opportunities for the Company's commercial insurance premium financing division.
Say-on-Pay and Shareholder Engagement
The Compensation Committee considers whether the Company’s executive compensation and benefits program serves the long-term interests of the Company’s shareholders. As part of its on-going review of the program, the Compensation Committee considered the approval by approximately 61% of the votes cast for the Company’s “say-on-pay” vote at the 2018 annual meeting, which was a decline from last year’s 89% support.
In response to this vote result, the Compensation Committee conducted extensive outreach to shareholders to better understand their perspectives on the Company’s executive pay program. The outreach included the following:

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•	The Compensation Committee Chair, Mr. Haahr and other executives met with 21 shareholders representing 54% of the Company’s voting securities in meetings held from June to August 2018.

•	At these meetings, Fred Moore (Compensation Committee Chair), Tyler Haahr (Chairman and CEO) and other executives discussed recent developments, including the 2018 say-on-pay vote result.

The Company received input from shareholders and, as in previous years, shareholders expressed continued support for the overall design of the Company's compensation program. However, given the relatively low say-on-pay vote result, the Company requested specific feedback on changes that would further improve its program design, and engaged an independent compensation consultant for advice on program changes. After considering shareholder and consultant feedback, the Compensation Committee made the following changes to the executive compensation program:

What We Heard	What We Did
Peer group should closely reflect the Company’s multi-dimensional business model	Included more financial technology and consumer finance companies in the 2018 peer group to reflect that the Company provides a significant amount of non-traditional banking services
Short-term rewards should be balanced with a focus on long-term outlook	Confirmed focus on long-term gains through equity incentive awards with one-year performance goals that vest over an additional two-year period
Total shareholder return ("TSR") is an important performance measure	Provided an award to the CEO, equal to 20% of the CEO's equity incentive pay in 2018, that reflects relative TSR performance; for 2019, will be increased to 30% of total incentives (cash and equity)
Performance measures other than TSR are important
Affirmed continued appropriateness of metrics other than TSR in annual cash and equity incentive plan within existing scorecard approach; for 2019, will increase TSR portion and simplify metrics to focus on budgeted net income

Incentive plans should have more upside leverage to reinforce superior outcomes with correspondingly higher payouts	For 2019, modified incentive plan to incorporate higher level of pay (up to 200% of target) for higher levels of performance relative to peers
More clarity and transparency should be provided for the Company’s operations and pay program	Enhanced proxy disclosure and increased transparency around incentive-based pay
Greater transparency around executive stock ownership guidelines and levels should be provided
Increased disclosure of executive stock ownership guidelines to demonstrate alignment with shareholder interests; ownership guidelines have recently been extended to all NEOs. For a discussion of the stock ownership guidelines, please see the previous sub-section titled “Stock Ownership Guidelines” in the “Corporate Governance” section of this proxy statement.

Pay and Governance Policies and Practices
The Compensation Committee has adopted the following pay and governance policies and practices that align with the Company's approach to executive compensation:

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What We Do	What We Don’t Do
Link executive pay to company performance through annual and equity incentive awards	No single-trigger change-in-control provisions
Balance among cash and equity incentives and fixed and variable pay	No aspect of the pay policies or practices pose material adverse risk to the Company
Compare executive compensation and company performance to relevant peer group companies	No excise tax gross-ups related to change-in-control transactions
Require executives to meet minimum stock ownership requirements
Include compensation clawback provision in employment agreements
Provide limited perquisites

Executive Compensation Principles
The Company has developed the following executive compensation principles to guide its pay practices and decisions in recruiting, retaining, and rewarding highly qualified executive talent. The Company's approach is intended to encourage and reward executive officers for achieving and maintaining superior levels of performance that contribute to long-term shareholder value while also complying with the federal rules and regulations governing financial institutions. These principles are intended as guidelines that do not require precise compliance, and actual practice may vary according to business conditions, individual background and performance, and other factors.
Competitive Positioning
The Company generally targets the 50th percentile for experienced incumbents who consistently meet performance expectations, with actual application based on specific individual factors, such as:

•	Targets for newly-hired executives and those with less experience would be below the market 50th percentile

•	Targets for executives with significant experience would be higher than the market 50th percentile

Pay Mix
A significant portion of each executive’s total compensation package is driven by performance to align executive interests with those of shareholders, and to reward them for increasing the shareholder value of the enterprise and/or for individual goal achievement. The bar graph below shows that 73% of the CEO’s and 52% on average of the other NEOs’ total compensation is performance-based and at-risk.

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Compensation Elements
For fiscal 2018, base salary, annual cash incentive awards, and equity incentive awards were the three principal compensation components for the NEOs. The objective and key features of each element are noted in the following table:

Compensation Elements
Pay Element	Objective	Key Features
Base salary	Reward individual executives based on their qualifications, experience and individual performance, and the value of the position to the organization	Targeted at the 50th percentile of the market with actual salaries falling above or below that level to reflect each incumbent’s experience
Annual cash incentive awards	Reward executives for the annual performance of the Company, including meeting predefined corporate and individual goals with a strong emphasis on corporate goals	At least 80% of the annual incentive award is based on meeting corporate performance measures for each of the NEOs
Equity incentive awards	Align executives’ interests with those of shareholders, enhance retention and encourage executives to meet corporate performance goals
Equity incentive awards (currently, restricted stock) may be granted by the Compensation Committee consistent with prevailing market practices, subject to the terms of any employment agreements. For fiscal 2018, such awards were subject to one-year performance goals with two years of additional vesting.

Compensation Consultant
In April 2017, the Compensation Committee engaged Mercer (US), LLC (“Mercer”), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to provide ongoing executive and director compensation advice to the Compensation Committee and to ensure that the Company’s compensation practices are aligned with Company performance and current market practices. For 2018, Mercer assisted the Compensation Committee in evaluating whether the key components of the executive compensation program are competitive with comparable compensation packages provided for similar positions and roles at market competitors.

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Peer Group
Mercer assisted the Compensation Committee in developing a peer group of publicly-traded companies to analyze the Company’s compensation practices for fiscal 2018. The companies selected for the peer group reflect the Company’s size based on revenues, assets, market capitalization and net income. The peer group also reflects the Company’s diverse business, which includes a significant amount of non-traditional banking services (e.g., payment processing, ATM services, prepaid cards, tax refund processing, consumer lending and insurance premium financing) in addition to traditional banking and consumer financial services. The Compensation Committee, in consultation with Mercer, determined that comparable companies reflect the following three industry groups: banks (including thrifts and mortgage finance); financial services (including consumer finance and diversified financial services); and financial technology.
The companies selected for the fiscal 2018 peer group used to make 2018 pay decisions are set forth in the table below.

Banks	Financial Services	Financial Technology
Beneficial Bancorp, Inc.	Elevate Credit, Inc.	ACI Worldwide
BOFI Holding, Inc.	Enova International, Inc.	Bankrate, Inc.
Great Western Bancorp, Inc.	Green Dot Corp.	Black Knight, Inc.
Oritani Financial Corp.	Newstar Financial, Inc.	Blucora, Inc.
The Bancorp, Inc.	On Deck Capital, Inc.	Cass Information Systems Inc.
Tristate Capital Holdings, Inc.	Regional Management Corp.	Envestnet, Inc.
WSFS Financial Corp.	World Acceptance Corp.	Evertec, Inc.
Fair Isaac Corp.
WEX, Inc.

Executive Compensation Components
For fiscal 2018, the components of compensation for our NEOs were:

•	Base salary

•	Annual cash incentive awards

•	Equity incentive awards with multi-year vesting requirements

•	Retirement benefits

•	Limited perquisites and other personal benefits

The Compensation Committee uses these pay elements to compensate the NEOs because it believes the compensation program should reward individual performance and incentivize executive officers to achieve and maintain superior levels of performance that contribute to long-term shareholder value. Annual cash and equity-based incentive compensation rewards executives who provide a level of performance that warrants recognition in the form of compensation above base salary and is based on (i) overall Company performance and (ii) individual performance. The Compensation Committee approves target levels and actual payouts based on achievement of performance goals established under the Company’s annual cash and equity incentive plans.
Special circumstances may arise that merit discretionary adjustments outside of the plan design of awards (either up or down), for example, if the performance of a single department disproportionately impacts the results of other executive officers. The specific rationale for any discretionary adjustments will be documented by the Compensation Committee and shared with the affected executive. No discretionary adjustments were made outside of the plan design for awards granted for fiscal 2018.
Base Salary
The Company provides a level of base salary commensurate with the position and the demonstrated abilities of the individual executive officer. The Compensation Committee generally targets executive salaries at the 50th percentile of the competitive market. Individual base salaries take into account each executive’s position, past experience, level

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of achievement and anticipation of continued performance. Internal pay equity is also considered. Base compensation is reviewed by the Compensation Committee and recommendations are made to the Board of Directors at least annually and adjusted by the Board as appropriate.
A review of individual performance includes factors that demonstrate conformity with the responsibility for the safe and sound operation of the Company. The relevance of specific factors varies based on the individual position and includes items such as compliance with internal policies, accepted business practices and regulatory requirements; observed leadership and administrative abilities; level of technical competence demonstrated in carrying out the responsibilities of the position; and ability to plan and respond to changing circumstances.
For fiscal 2018, the base salaries of Messrs. Haahr, Hanson, and Herrick were increased to $814,000, $814,000, and $450,000, respectively. The respective employment agreements for Messrs. Haahr, Hanson and Herrick established base salary increases with respect to fiscal 2018. The Compensation Committee agreed to such salary increases due to concerns about market competitiveness and continued retention of the executives. Mr. Herrick's negotiated salary increase under his employment agreement was originally scheduled to increase to $425,000 for fiscal 2018. However, after the Compensation Committee's review of updated compensation data in September 2017 and in considering another fiscal year of Company and individual performance, the Compensation Committee decided to further increase Mr. Herrick's base salary to $450,000 for fiscal 2018, after concluding that $425,000 would have put Mr. Herrick's base salary below the Company's peer group median base salary. In connection with the Crestmark Acquisition, MetaBank and Mr. Goik entered into an employment agreement that included an annual base salary of $435,000 effective as of the closing date of the Crestmark Acquisition. The Compensation Committee believes that the salaries for the NEOs appropriately reflect the responsibility and roles these executive officers have in growing the Company, and their extraordinary efforts to build value for shareholders.

2017 and 2018 Base Salaries
Named Executive Officer	Fiscal Year 2017 Salary	Fiscal Year 2018 Salary	% Change
J. Tyler Haahr	$775,000	$814,000	5.0%
Bradley C. Hanson	$775,000	$814,000	5.0%
Glen W. Herrick	$400,000	$450,000	12.5%
Michael K. Goik	N/A	$435,000	N/A
Sheree S. Thornsberry	N/A	$375,000	N/A
Shelly A. Schneekloth	N/A	$330,000	N/A

Incentive Awards
The goal of the incentive program is to reward executive officers for the performance of the Company, considering both corporate and individual performance. Each NEO has an opportunity to receive an annual incentive award that is delivered part in cash and part in equity (currently, restricted stock), with a slightly lower portion in cash for the CEO and President. Annual awards are contingent on meeting predefined corporate and/or individual goals with a strong emphasis on corporate goals. The weighting of the goals will vary based on the scope of responsibilities of each executive’s job; however, corporate performance will be weighted 80% at a minimum.
The total target incentives, cash portion and equity portion, as a percentage of base salary for fiscal 2018 are set forth in the following table:

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Total Target Incentive Opportunity as a % of Base Salary
Named Executive Officer	Total Target Incentive (% of Base Salary)	Cash Portion (% of Total)	Equity Portion (% of Total)
J. Tyler Haahr	268.0%	37.5%	62.5%
Bradley C. Hanson	268.0%	37.5%	62.5%
Glen W. Herrick	180.0%	41.2%	58.8%
Michael K. Goik	90.0%	50.0%	50.0%
Sheree S. Thornsberry	75.0%	50.0%	50.0%
Shelly A. Schneekloth	50.0%	50.0%	50.0%

Cash Incentive Awards
The employment agreements for Messrs. Haahr, Hanson, Herrick, and Goik provide for a target cash award under the annual incentive program. The employment agreements for Messrs. Haahr, Hanson and Herrick also establish parameters regarding the target bonus opportunity, as a percentage of base salary, for the applicable NEO and the percentage allocation of such bonus that will be payable between cash and equity. For each of the other NEOs, the Compensation Committee sets a maximum aggregate amount of incentive compensation (for both cash and equity) as a percentage of base salary based on market competitiveness, internal equity and level of responsibility.
The threshold, target, maximum and actual cash incentive awards as a percentage of base salary for fiscal 2018 are set forth in the following table:

Annual Cash Incentive Awards: as a % of Base Salary and Actual Award
Named Executive Officer	Threshold	Target	Maximum	Actual	Actual Award*
J. Tyler Haahr	51.0%	100.5%	150.0%	133.9%	$1,090
Bradley C. Hanson	51.0%	100.5%	150.0%	133.9%	$1,090
Glen W. Herrick	37.1%	74.1%	111.2%	99.2%	$ 447
Michael K. Goik	22.5%	45.0%	67.5%	50.3%	$ 219
Sheree S. Thornsberry	18.8%	37.5%	56.3%	55.8%	$ 209
Shelly A. Schneekloth	12.5%	25.0%	37.5%	37.2%	$ 123
*Dollar values are in thousands and rounded.
For the cash incentive awards for fiscal 2018, 80% of the potential incentive awards was based on four Company performance metrics: adjusted earnings per share (“EPS”), adjusted return on equity (“ROE”), asset quality (non-performing assets ("NPA")), and revenue growth. The remaining 20% was based on a combination of Company and individual performance, as noted in the following table:

Performance Metric	Weighting	Why Metric Was Chosen
Adjusted EPS*	20%	Foundational measure of our overall profitability
Adjusted ROE*	20%	Measures the efficiency of our use of equity capital
Asset quality	20%	Measures our ability to manage the quality of our performance vs. nonperforming assets
Revenue growth	20%	Measures the overall growth in the Company
Other company and individual performance	20%	Allows the Compensation Committee to qualitatively evaluate the management team on a number of measures on a discretionary basis, without allocating any specific percentages to these factors
*Adjusted for any direct Crestmark Acquisition expense, gain or loss on sale of investments, amortization of intangibles related to the Crestmark Acquisition, tax reform adjustments and separation expenses.

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The Compensation Committee established threshold, target, and maximum performance levels for the performance metrics relating to Company performance. After comparing these performance levels to the Company’s actual fiscal 2018 performance, the Compensation Committee determined that each NEO was entitled to the percentage of cash incentive compensation set forth in the applicable table below:

Annual Cash Incentive Plan Performance Metrics - CEO, President and CFO
Performance Metric	Threshold	Target	Maximum	Actual Performance	Payout Level (% of Target)	Maximum Percentage Multiplier	Actual Percentage Multiplier
Adjusted EPS	$4.97	$5.31	$5.80	$6.80	150.0%	20.0%	20.0%
Adjusted ROE	6.0%	8.0%	10.0%	12.1%	150.0%	20.0%	20.0%
Asset Quality (NPA)	1.6%	1.1%	0.6%	0.7%	144.0%	20.0%	19.3%
Revenue Growth	4.0%	7.0%	10.0%	18.8%	150.0%	20.0%	20.0%
Other Considerations (Discretionary)	N/A	N/A	N/A	N/A	75.0%	20.0%	10.0%
Total						100.0%	89.3%

Annual Cash Incentive Plan Performance Metrics - Other NEOs
Performance Metric	Threshold	Target	Maximum	Actual Performance	Payout Level (% of Target)	Maximum Percentage Multiplier	Actual Percentage Multiplier
Adjusted EPS	$4.97	$5.31	$5.80	$6.80	150.0%	20.0%	20.0%
Adjusted ROE	6.0%	8.0%	10.0%	12.1%	150.0%	20.0%	20.0%
Asset Quality (NPA)	1.6%	1.1%	0.6%	0.7%	144.0%	20.0%	19.3%
Revenue Growth	4.0%	7.0%	10.0%	18.8%	150.0%	20.0%	20.0%
Other Considerations (Discretionary)	N/A	N/A	N/A	N/A	150.0%	20.0%	20.0%
Total						100.0%	99.3%

The Compensation Committee established a maximum potential cash incentive compensation percentage based on each NEO’s position, with higher maximum percentages for positions with more responsibility. The actual percentage multiplier for fiscal 2018 (89.3% for each of the CEO, President and CFO and 99.3% for all other NEOs) was multiplied by both the maximum cash incentive compensation percentage and the NEO’s base salary, and the product was used to determine the NEO’s cash incentive award.
Equity Incentive Awards
The equity portion of the incentive award for fiscal 2018 was delivered in restricted stock. Restricted stock was chosen by the Compensation Committee to provide a multi-year vesting award after applicable performance goals have been met, which the Compensation Committee believes provides a long-term incentive component to overall compensation mix. For the equity incentive awards for fiscal 2018, the Compensation Committee determined that 80% of the potential incentive awards would be based solely on Company performance and the remaining 20% would be based on a combination of Company and individual performance. For the 80% based solely on Company performance, one-half of the 80% was based on adjusted net income, one-fourth of the 80% was based on total shareholder return, and one-fourth of the 80% was based on total loan growth. The Compensation Committee uses grants of restricted stock because it believes that such rewards encourage retention and align executives’ interests with those of shareholders.

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Performance Metric	Weighting	Why Metric Was Chosen
Adjusted Net income*	40%	Foundational measure of our overall profitability
Total shareholder return	20%
Measures our performance relative to market references that reflect our operational diversity which include the 1) NASDAQ Bank Index 2) Russell 2000 Index 3) NASDAQ FinTech Index 4) S&P Small Cap 600 and 5) our 2018 Peer Group

Total loan growth	20%	Measures loan growth for the Bank
Other company and individual performance	20%	Allows the Compensation Committee to qualitatively evaluate the management team on a number of measures on a discretionary basis without allocating any specific percentages to these factors
*Adjusted for any direct Crestmark Acquisition expense, gain or loss on sale of investments, amortization of intangibles related to the Crestmark Acquisition, tax reform adjustments and separation expenses.

For the performance metrics relating solely to Company performance, the Compensation Committee established threshold, target, and maximum performance levels, as described in the table below. After comparing the Company’s actual fiscal 2018 performance to the performance levels, the Compensation Committee determined that each NEO was entitled to the percentage of equity incentive compensation set forth in the applicable table below.

Equity Incentive Awards: Performance Metrics and Multiplier - CEO, President and CFO
Performance Metric	Threshold	Target	Maximum	Actual Performance	Payout Level (% of Target)	Maximum Percentage Multiplier	Actual Percentage Multiplier
Adjusted Net Income	$45,845	$48,510	$52,104	$69,686	150.0%	40.0%	40.0%
Total Shareholder Return	25th	50th	75th	40.9th	82.0%	20.0%	11.0%
Total Loan Growth	2.0%	6.0%	10.0%	38.4%	150.0%	20.0%	20.0%
Other Considerations (Discretionary)	N/A	N/A	N/A	N/A	75.0%	20.0%	10.0%
Total						100.0%	81.0%

Equity Incentive Awards: Performance Metrics and Multiplier - Other NEOs
Performance Metric	Threshold	Target	Maximum	Actual Performance	Payout Level (% of Target)	Maximum Percentage Multiplier	Actual Percentage Multiplier
Adjusted Net Income	$45,845	$48,510	$52,104	$69,686	150.0%	40.0%	40.0%
Total Shareholder Return	25th	50th	75th	40.9th	82.0%	20.0%	10.9%
Total Loan Growth	2.0%	6.0%	10.0%	38.4%	150.0%	20.0%	20.0%
Other Considerations (Discretionary)	N/A	N/A	N/A	N/A	150.0%	20.0%	20.0%
Total						100.0%	90.9%

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The actual percentage multiplier (81.0% for the CEO, President and CFO and 90.9% for all other NEOs) for fiscal 2018 was multiplied by both the maximum equity incentive compensation percentage and the NEO's base salary, and the product was used to determine the equity incentive compensation awarded to the NEO.
The equity incentive awards made to the NEOs, based on actual performance relative to performance targets established by the Compensation Committee for fiscal 2018, were as follows:

Equity Incentive Awards
Name	# of Shares of Restricted Stock	Actual Award as a % of Base Salary	Maximum Potential Award as a % of Base Salary
J. Tyler Haahr	65,639	202.5%	250.0%
Bradley C. Hanson	65,639	202.5%	250.0%
Glen W. Herrick	23,028	128.5%	158.8%
Michael K. Goik	7,973	46.0%	67.5%
Sheree S. Thornsberry	7,637	51.1%	56.3%
Shelly A. Schneekloth	4,480	34.1%	37.5%

The number of shares of restricted stock awarded on October 16, 2018 to each of the NEOs was based on meeting the quantitative measures disclosed above and was determined by taking the indicated percentage multiplied by the applicable individual's base salary, and then dividing by a fixed price of $25.11 (which was the closing stock price on October 16, 2018). Discretionary amounts for Messrs. Haahr, Hanson and Herrick were not yet determined as of this date.
The discretionary amounts for Messrs. Haahr, Hanson and Herrick were determined by the Compensation Committee on November 12, 2018. The number of shares of restricted stock awarded on November 12, 2018 to Messrs. Haahr, Hanson and Herrick was determined by taking the indicated percentage of the discretionary amounts determined by the Compensation Committee multiplied by the applicable individual’s base salary, and then divided by a fixed price of $25.11 (which was the closing stock price on November 12, 2018).
For all grants related to fiscal 2018 compensation, which were awarded on October 16 and November 12, one-third of such stock grants were immediately vested on the date of grant, one-third vest on October 16, 2019, and the remaining one-third vest on October 16, 2020. The executive officer compensation program is reviewed by the Board of Directors on an annual basis and revised as necessary.
Tax Consequences
Code Section 162(m) limits deductibility of compensation in excess of $1 million paid to certain executives but exempts qualifying performance-based compensation with respect to taxable years beginning on or before December 31, 2017, and compensation payable under a written binding contract in effect on, and not materially modified after, November 2, 2017. The Compensation Committee currently intends to maximize the tax deductibility of compensation paid to executive officers where possible. However, the Compensation Committee also realizes that to attract and retain individuals with superior talent and for other purposes determined to be valuable, it may pay compensation to our executive officers that may not be deductible due to the limit imposed by Code Section 162(m).

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Total Direct Compensation
A summary of the base salaries, annual cash incentive awards and equity incentive compensation paid or awarded to each NEO for fiscal 2018 is provided in the table below:

		Cash Incentive Awards*		Equity Incentive Awards*		Total Compensation*
Name	Base Salary	Percentage of Base Salary	Amount	Percentage of Base Salary	Number of Shares Acquired (#) (1)
J. Tyler Haahr	$814	133.9%	$1,090	202.5%	65,639	$3,552
Bradley C. Hanson	$814	133.9%	$1,090	202.5%	65,639	$3,552
Glen W. Herrick	$450	99.2%	$447	128.5%	23,028	$1,475
Michael K. Goik (2)	$435	50.3%	$219	46.0%	7,973	$491
Sheree S. Thornsberry	$375	55.8%	$209	51.1%	7,637	$776
Shelly A. Schneekloth (3)	$330	37.2%	$123	34.1%	4,480	$524
*Amounts include the value of equity incentive awards, based on a closing price of Meta Financial Common Stock on the grant date and dollars are presented in thousands and rounded.

(1)	These shares vest as described above in the "Equity Incentive Awards" section and are presented on a post-Stock Split basis.

(2)	Total Compensation shows pro rata salary for two months, from the date of consummation of the Crestmark Acquisition through September 30, 2018, plus cash and equity bonus.

(3)	Total Compensation shows pro rata salary for 10 and a half months, from the commencement of employment with the Company through September 30, 2018, plus cash and equity bonus.

Special Incentive Awards
As an inducement to Messrs. Haahr, Hanson, and Herrick to enter into employment agreements with restrictive covenants to which they were not previously subject, these three executive officers received special long-term, performance-based equity awards. Each of these restricted stock awards vests ratably over an eight-year period (ending October 1, 2024), provided that the executive maintains continuous service through the eight-year performance period and the performance goals are satisfied for each measurement period during the performance period. If the performance goals for a specified period are not met, the restricted shares awarded for that period will be forfeited. The Compensation Committee determined that the performance criteria and vesting period (using an eight-year period as opposed to the Company’s more typical three-year vesting period) were appropriate to incentivize these executive officers to continue providing high-level services to the Company and its shareholders over the long term. Mr. Goik received a one-time grant of 42,481 shares of restricted stock (or 127,443 shares of restricted stock, adjusting for the effect of the Stock Split) with a grant date value of $3,778,685.
Each of Messrs. Haahr and Hanson received restricted stock awards under the 2002 Plan of (i) 89,156 shares (or 267,468 shares, adjusting for the effect of the Stock Split) of Meta Financial Common Stock on November 16, 2016 and (ii) 10,844 shares (or 32,532 shares, adjusting for the effect of the Stock Split) of Meta Financial Common Stock on January 1, 2017, in each case, subject to performance vesting conditions and other terms in such individual's performance-based restricted stock award agreement. Mr. Herrick received restricted stock awards under the 2002 Plan on December 2, 2016 of 60,000 shares (or 180,000 shares, adjusting for the effect of the Stock Split) of Meta Financial Common Stock.
The performance criteria for these restricted stock awards requires the Compensation Committee, following the four quarters ending June 30th immediately preceding each vesting date in the restricted stock agreements, to certify whether the Company has satisfied capital requirements under the Basel III Capital Rules or such other capital requirements as may be promulgated by the Federal Reserve and the Office of the Comptroller of the Currency; provided that for the October 1, 2017 vesting date, the measurement period was the period beginning January 1, 2017 and ending June 30, 2017. If the Compensation Committee determines that the Company has not satisfied these capital requirements, the number of restricted shares for that determination period will be forfeited.

32 Meta Financial Group, Inc. | 2018 Proxy Statement

EXECUTIVE COMPENSATION

Signing Bonuses and Crestmark Acquisition-related Awards
In connection with the Crestmark Acquisition, MetaBank and Mr. Goik negotiated a $2.2 million signing bonus, payable within 30 days of the closing date of the transaction. The Compensation Committee determined that this signing bonus was appropriate to recognize the important role Mr. Goik was expected to play in the overall Company going forward. Further, Mr. Goik was awarded restricted stock in connection with the closing of the transaction, subject to a six-year vesting requirement. Additional detail surrounding the value of the restricted stock grant is included in the "Summary Compensation Table" below. Ms. Schneekloth received a one-time signing bonus of $20,000 paid the first full pay period after her employment start date and a $10,000 bonus payment related to the Crestmark Acquisition.
Benefits
The Company provides competitive core benefits to all of its employees, including the executive officers. The Company generally chooses not to emphasize supplemental benefits for its executive officers, preferring to provide greater opportunities in the variable components of direct compensation. On a case-by-case basis and with prior approval by the Board, the Company may provide additional benefits or grandfather executive officers under previous benefit plans. These programs will vary by executive and will often be influenced by factors such as position, responsibility, tenure, performance, and the circumstances surrounding the executive joining the Company.
Retirement Benefits
Most of our employees, including the NEOs, participate in the MetaBank Profit Sharing 401(k) Plan and the Meta Financial Group, Inc. Employee Stock Ownership Plan. Our NEOs also participate in the Supplemental Employees’ Investment Plan for Salaried Employees (known as the “Benefit Equalization Plan” or “BEP”) and related Trust Agreement. This plan is an excess benefit plan that provides for employer contributions to the extent that Code Section 401(a)(17) and/or Code Section 415 limits the amounts that may be contributed to a participant’s qualified retirement plan account.
Benefits payable under the BEP are designed to be taxable as ordinary income at the time of distribution (for additional details, see “Nonqualified Deferred Compensation Plans”).
Perquisites and Other Personal Benefits
To better enable the Company to attract and retain superior employees for key positions, it provides the NEOs with limited perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program. The Company may provide perquisites necessary for an executive to efficiently and effectively perform his/her duties, such as cell phone, reimbursement of social club dues, auto allowance, etc. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.
Attributed costs of the perquisites and personal benefits for the NEOs for fiscal 2018 are included in the “Summary Compensation Table” below. The costs shown are for personal use of a Company-provided automobile (based on mileage driven and depreciation), life insurance premiums, personal use of a Company-paid country club membership, tax gross-ups and a gift card given to all employees as a holiday and fiscal year-end bonus, and are taxable income to the NEOs who received these perquisites and personal benefits. The Company generally receives a corresponding compensation deduction (subject to the limitations of Code Section 162(m) described above).
Compensation Risk Analysis
During 2018, the Compensation Committee reviewed the Company’s compensation practices to ensure that the compensation structure, as designed and executed, does not motivate excessive risk-taking that could have a material adverse effect on the Company.
After conducting the review, the Compensation Committee concluded that the Company’s incentive programs do not motivate or encourage unnecessary or excessive risk-taking. This conclusion reflected a review of various factors, such as fostering an appropriate risk management culture. The Compensation Committee will continue to review and monitor its compensation programs to ensure that they do not motivate excessive risk-taking that could have a material adverse effect on the Company.

Meta Financial Group, Inc. | 2018 Proxy Statement 33

EXECUTIVE COMPENSATION

Clawback Policy
The Company has reserved the right under the employment agreements of Messrs. Goik, Haahr, Hanson, and Herrick to claw back incentive-based or any other compensation paid to each of these NEOs that is subject to recovery under any law, government regulation, or stock exchange listing requirement.
Stock Ownership Guidelines
The Company has adopted stock ownership guidelines that require executives to hold equity valued at a specified multiple of base salary. Employees have five years from the date they become subject to these guidelines to comply. Holdings counted toward the guidelines include: shares of stock owned individually, jointly, or in trusts controlled by the employee; (2) restricted stock and restricted stock units; and (3) shares owned in qualified savings or stock ownership plans, whether vested or not. Executive stock ownership requirements are set forth in the following table:

Named Executive Officer	Stock Ownership Target as a Multiple of Salary	Actual Stock Ownership Level as a Multiple of Salary (1)
J. Tyler Haahr	5x	17.8x
Bradley C. Hanson	5x	6.1x
Glen W. Herrick	3x	6.5x
Michael K. Goik*	1x	6.7x
Sheree S. Thornsberry*	1x	1.3x
Shelly A. Schneekloth*	1x	0.5x
*Guidelines for Mr. Goik, Ms. Thornsberry and Ms. Schneekloth were effective December 2018, and each has until December 2023 to comply with the ownership requirements.

(1)	Presented as of the Record Date

Employment Agreements
The Company entered into employment agreements with Messrs. Haahr and Hanson in November 2016 and with Mr. Herrick in December 2016. In connection with the Crestmark Acquisition, MetaBank entered into an employment agreement with Mr. Goik, which was effective as of the closing of the Crestmark Acquisition.
In developing the employment agreements, the Compensation Committee worked to strike a balance between incentive and non-incentive-based compensation, reflecting both the need to incentivize and retain key employees in a competitive environment. With respect to Mr. Goik's employment agreement, consideration was also given to the significant role Mr. Goik would play post-acquisition and in integrating Crestmark into the Company. The Compensation Committee took into account the entire mix of pay, and did not focus solely on salary, for purposes of bringing these executive officers’ total compensation in line with what the Compensation Committee believed to be competitive with the Company’s market competitors.
The Compensation Committee believes that these employment agreements are necessary for the continued retention of these executive officers in an extremely competitive market for talent and to provide compensation opportunities that are competitive based on the Company’s market competitors.
Post-Employment: Change in Control and Severance Arrangements
Under the terms of the Company’s equity-based compensation plans and employment agreements, as applicable, the NEOs are entitled to payments and benefits on the occurrence of specified events, including termination of employment and a change in control of the Company. The specific terms of the employment agreements, as well as an estimate of the compensation that would have been payable had they been triggered as of 2018 fiscal-year end, are described in the section entitled “Potential Payments Upon Termination or Change in Control.”
The Compensation Committee analyzed the terms of similar arrangements for comparable executive officers at some of the Company’s market competitors in determining an appropriate level of compensation and benefits in the event of a change in control or severance of employment. Additionally, the Compensation Committee considered market practices

34 Meta Financial Group, Inc. | 2018 Proxy Statement

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and recommended pay practices by institutional investor advisory firms, including requiring double-triggers for certain severance benefits and vesting of equity. More detail on the employment agreements and equity compensation arrangements are detailed in the section entitled "Potential Payments Upon Termination or Change in Control."
Compensation-setting Process
The Compensation Committee reviews annual salaries and incentive awards paid to the Company’s executive officers, including the NEOs, and makes recommendations to the Board of Directors for review and approval. In addition to base salaries and cash incentive awards, the Compensation Committee reviews and considers equity compensation programs for the NEOs and may make grants under the 2002 Plan as it deems appropriate.
The compensation approval process, which is generally undertaken in the last two months of each fiscal year, consists of annual performance evaluations that are completed by each executive officer’s immediate supervisor. Salary adjustments are based on individual evaluations, the relevant metrics for Company performance, and updated generally available salary data on comparable positions, and subject to the terms of any applicable employment agreements.
The Compensation Committee makes salary adjustment recommendations to the Board of Directors with respect to the compensation of the Chief Executive Officer and the remaining executive officers for review, discussion and approval. The full Board of Directors, with affected executive officers recusing themselves and abstaining from voting when appropriate, then reviews the recommendations of the Compensation Committee and approves the final compensation amounts.
Equity incentives are awarded by the Compensation Committee without review or approval by the Board of Directors. Equity awards under the 2002 Plan are subject to approval by the Compensation Committee, are dependent on the availability of authorized shares under the 2002 Plan.
As noted above in the section of this proxy statement labeled “Role of the Compensation Consultant,” in April 2017, the Compensation Committee engaged Mercer to update the Compensation Committee’s executive compensation guidelines for fiscal year 2018.

Meta Financial Group, Inc. | 2018 Proxy Statement 35

EXECUTIVE COMPENSATION

Compensation Tables
The following table sets forth compensation information for each of the fiscal years ended September 30, 2016, 2017 and 2018, respectively, for the Company’s named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus		Stock Awards ($) (1) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
J. Tyler Haahr	2018	$814,000	$—		$1,089,370	$—	$1,089,955	$368,841	(5)	$3,362,166
Chairman of the Board and Former Chief Executive Officer (3)	2017	775,000	—		9,905,416	—	571,752	641,585		11,893,752
	2016	576,965	—		390,139	—	431,929	144,610		1,543,644
Bradley C. Hanson	2018	$814,000	$—		$1,089,370	$—	$1,089,955	$339,545	(6)	$3,332,870
President and Chief Executive Officer (3)	2017	775,000	—		9,905,416	—	571,752	388,724		11,640,891
	2016	575,767	—		390,139	—	431,929	136,426		1,534,262
Glen W. Herrick	2018	$450,000	$—		$324,785	$—	$446,562	$160,287	(7)	$1,381,634
Executive Vice President, Chief Financial Officer and Secretary	2017	400,000	—		5,635,406	—	294,998	148,130		6,478,535
	2016	301,966	—		208,774	—	238,368	71,180		820,289
Michael K. Goik	2018	$66,810	$2,200,000	(8)	$3,778,685	$—	$218,589	$29,516	(9)	$6,293,599
Executive Vice President and Head of Commercial Finance

Shelly A. Schneekloth	2018	$279,231	$30,000	(10)	$256,200	$—	$122,834	$40,242	(11)	$728,507
Executive Vice President and Chief Operations Officer (4)

Sheree S. Thornsberry	2018	$375,000	$—		$—	$—	$209,377	$33,106	(12)	$617,482
Executive Vice President and Head of Payments	2017	—	—		747,000	—	—	—		747,000

(1)
Awards reflect the aggregate grant date fair value of awards. The assumptions used in the calculation of these amounts are disclosed in Note 11 to our Consolidated Financial Statements included in our fiscal 2018 Annual Report on Form 10-K.

(2)
Includes bonuses paid in shares of restricted stock on October 12, 2015 with respect to the fiscal year ended September 30, 2015, one half of which vested on October 12, 2015 and the remaining one half of which vested in three equal installments on each of September 30, 2016, 2017 and 2018. Includes bonuses paid in shares of restricted stock on October 11, 2016 with respect to the fiscal year ended September 30, 2016, one third of which vested on each of October 11, 2016, 2017 and 2018. Includes bonuses paid in shares of restricted stock on October 11, 2017 with respect to the fiscal year ended September 30, 2017, one third of which vested on each of October 11, 2017 and 2018, and one third of which vests on October 11, 2019. For Messrs. Haahr, Hanson and Herrick in 2017, includes shares of restricted stock awarded in connection with executing employment agreements containing restrictive covenants they were not previously subject to, with a grant date fair value of $9,108,683, $9,108,683 and $5,397,000, respectively, each of which shares vest ratably over an eight-year period (ending on October 1, 2024) (see "Compensation Discussion & Analysis - Special Incentive Awards" above for a discussion of the performance targets and vesting provisions with respect to these awards). For Messrs. Haahr and Hanson, includes fully vested shares of restricted stock awarded as director compensation with grant date fair values of $20,746 for 2016, $76,800 for 2017 and $136,435 for 2018. For Ms. Thornsberry, includes shares of restricted stock awarded as a hiring bonus with a grant date fair value of $747,000, one quarter of which vested on each of December 24, 2017 and September 25, 2018, and one quarter of which is scheduled to vest on each of September 25, 2019 and 2020. For Ms. Schneekloth, includes shares of restricted stock awarded as a hiring bonus with a grant date fair value of $256,200, one quarter of which vested on each February 11, 2018 and September 25, 2018, and one quarter of which vests on each of September 25, 2019 and 2020. For Mr. Goik, includes shares of restricted stock awarded as a hiring bonus with a grant date fair value of $3,778,685, of which shares vest ratably over a six-year period (ending on August 1, 2024).

(3)	Mr. Haahr stepped down from the position of Chief Executive Officer (the "CEO") on October 30, 2018. Mr. Hanson was appointed CEO on October 30, 2018.

(4)	Ms. Schneekloth was appointed Chief Operations Officer on December 3, 2018.

36 Meta Financial Group, Inc. | 2018 Proxy Statement

EXECUTIVE COMPENSATION

(5)
Includes $255,204 as a Company contribution to the Benefit Equalization Plan, $39,280 in dividends paid on unvested restricted stock shares, $27,500 for director compensation, $15,654 in earned but unused paid time off paid to the employee as part of a payroll date conversion completed in May 2018, $10,800 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,800 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, and personal use of company owned auto, personal portion of country club membership costs, life insurance premiums, tax gross up payments and a gift card given to all employees as a holiday and fiscal year-end bonus.

(6)
Includes $236,306 as a Company contribution to the Benefit Equalization Plan, $39,280 in dividends paid on unvested restricted stock shares, $27,500 for director compensation, $12,755 as the personal portion of country club membership costs, $10,800 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,800 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, life insurance premiums, tax gross up payments and a gift card given to all employees as a holiday and fiscal year-end bonus.

(7)
Includes $104,486 as a Company contribution to the Benefit Equalization Plan, $22,221 in dividends paid on unvested restricted stock shares, $10,800 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,800 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, earned but unused paid time off paid to the employee as part of a payroll date conversion completed in May 2018, life insurance premiums, tax gross up payments and a gift card given to all employees as a holiday and fiscal year-end bonus.

(8)	Consists of a one-time signing bonus paid in accordance with Mr. Goik's employment agreement, effective August 1, 2018.

(9)
Includes $10,800 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,800 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, tax gross up payments related to the nonqualified deferred compensation payout described below , life insurance premiums and a gift card given to all employees as a holiday and fiscal year-end bonus. Does not include amounts paid by Meta to Mr. Goik (a) in satisfaction of unexercised Crestmark stock options or (b) as a result of the termination of Crestmark's nonqualified deferred compensation plan, all in connection with and pursuant to the Crestmark Acquisition.

(10)	Includes $20,000 in a one-time signing bonus paid the first full pay period after employment start date and a $10,000 bonus payment related to the Crestmark Acquisition.

(11)
Includes $22,411 in rent reimbursements, $14,918 in tax gross up payments related to rent reimbursements, life insurance premiums, dividends paid on unvested restricted stock shares, cell phone reimbursement and a gift card given to all employees as a holiday and fiscal year-end bonus.

(12)
Includes $17,842 in rent reimbursements, $10,302 in tax gross up payments related to rent reimbursements, dividends on unvested restricted stock shares, life insurance premiums and a gift card given to all employees as a holiday and fiscal year-end bonus.

Meta Financial Group, Inc. | 2018 Proxy Statement 37

EXECUTIVE COMPENSATION

Grants of Plan Based Awards
The following table sets forth information concerning stock awards made during the fiscal year ended September 30, 2018, for the Company’s named executive officers. The Company completed the Stock Split on October 4, 2018, and the share numbers below are presented on a post-Stock Split basis.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Units		Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date		($)	($)	($)	(#)	(#)	(#)	(#)		($) (2)
J. Tyler Haahr	10/11/2017	(3)	—	—	—	11,403	22,788	34,191	—		952,935
	1/22/2018		—	—	—	—	—	—	3,900	(4)	136,435
	—		415,140	818,070	1,221,000	—	—	—	—		—
Bradley C. Hanson	10/11/2017	(3)	—	—	—	11,403	22,788	34,191	—		952,935
	1/22/2018		—	—	—	—	—	—	3,900	(4)	136,435
	—		415,140	818,070	1,221,000	—	—	—	—		—
Glen W. Herrick	10/11/2017	(3)	—	—	—	3,884	7,768	11,651	—		324,785
	—		166,765	333,529	500,294	—	—	—	—		—
Michael K. Goik	8/1/2018		—	—	—	—	—	—	127,443	(5)	3,778,685
	—		73,406	146,813	220,219	—	—	—	—		—
Sheree S. Thornsberry
	—		70,313	140,625	210,938	—	—	—	—		—
Shelly A. Schneekloth	11/13/2017		—	—	—	—	—	—	9,000	(6)	256,200
	—		41,250	82,500	123,750	—	—	—	—		—

(1)
For each of Messrs. Haahr, Hanson, Herrick and Goik, represents cash incentive awards pursuant to the executive’s employment agreement, as discussed above in “Compensation Discussion & Analysis for Fiscal Year 2018 – Cash Incentive Awards.” For each of Mses. Thornsberry and Schneekloth, represents cash incentive awards discussed above in the "Compensation Discussion & Analysis for Fiscal Year 2018 - Cash Incentive Awards."

(2)
Awards reflect the aggregate grant date fair value of awards. The assumptions used in the calculation of these amounts are disclosed in Note 11 to our Consolidated Financial Statements included in our fiscal 2018 Annual Report on Form 10-K.

(3)
Represents equity incentive awards paid in shares of restricted stock on October 11, 2017 with respect to the fiscal year ended September 30, 2017, one-third of such award vested, or is scheduled to vest, on each of October 11, 2017, 2018 and 2019. These awards were granted pursuant to the Company's program of incentive compensation discussed in the “Compensation Discussion & Analysis for Fiscal Year 2017 - Equity Incentive Awards" section of the Company's fiscal year 2017 proxy statement.

(4)	These shares vested immediately on January 22, 2018, the date of the grant.

(5)
Represents restricted stock award granted in connection with executive's entry into an employment agreement. One-sixth of these shares are scheduled to vest on each of August 1, 2019, 2020, 2021, 2022, 2023 and 2024, in each case, subject to the executive maintaining continuous service through such six-year period.

(6)
3,600 shares vested on February 11, 2018, 1,800 shares vested on September 25, 2018 and the remaining 3,600 shares are scheduled to vest in equal increments of 1,800 shares on each of September 25, 2019 and 2020.

38 Meta Financial Group, Inc. | 2018 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information as of September 30, 2018, concerning unexercised stock options and unvested restricted stock held by the Company’s named executive officers. The Company completed the Stock Split on October 4, 2018, and the numbers below are presented on a post-Stock Split basis.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (2) ($)
J. Tyler Haahr	25,347	7.67	9/30/2019
	19,785	10.60	9/30/2020
				295,758	(3)	8,148,133
Bradley C. Hanson	22,221	7.67	9/30/2019
	17,886	10.60	9/30/2020
				295,758	(3)	8,148,133
Glen W. Herrick	—	—	—	168,732	(4)	4,648,567
Michael K. Goik	—	—	—	127,443	(5)	3,511,055
Sheree S. Thornsberry	—	—	—	15,000	(6)	413,250
Shelly A. Schneekloth	—	—	—	3,600	(7)	99,180

(1)	All of the unexercised option awards are fully vested.

(2)
The dollar value of the awards is calculated using the closing market price (adjusted to give effect to the Stock Split) of $27.55 per share of our unrestricted common stock on September 28, 2018, which is adjusted from $82.65 per share.

(3)
Of these shares, 37,503 shares vest on each October 1 for years 2018 through 2020, 37,497 shares vest on each October 1 for years 2021 through 2024, 22,053 shares vest on October 11, 2018, and 11,208 shares vest on October 11, 2019.

(4)	Of these shares, 22,500 shares vest on each October 1 for years 2018 through 2024, 7,413 shares vest on October 11, 2018, and 3,819 shares vest on October 11, 2019.

(5)	Of these shares, 21,243 shares vest on August 1, 2019 and 21,240 shares vest on each August 1 for years 2020 through 2024.

(6)	Of these shares, 7,500 shares vest on each September 25th for years 2019 and 2020.

(7)	Of these shares, 1,800 shares vest on each September 25th for years 2019 and 2020.

Meta Financial Group, Inc. | 2018 Proxy Statement 39

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table sets forth information concerning stock options and restricted stock held by the Company’s named executive officers that were exercised or vested, as applicable, during the fiscal year ended September 30, 2018. The Company completed the Stock Split on October 4, 2018, and the numbers below are presented on a post-Stock Split basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
J. Tyler Haahr	47,298	$1,156,436	69,861	$1,917,811
Bradley C. Hanson	18,750	$602,500	69,861	$1,917,811
Glen W. Herrick	—	$—	32,109	$858,535
Michael K. Goik	—	$—	—	$—
Sheree S. Thornsberry	—	$—	15,000	$442,750
Shelly A. Schneekloth	—	$—	5,400	$181,620

(1)
The value realized on exercise is calculated by multiplying the number of shares acquired on exercise by the difference between the NASDAQ Stock Market value on the date of exercise and the market value on the date of grant.

(2)
Reflects the market value of the stock awards on the date of vesting, which for each of the awards equals the per share closing price of the Company’s Common Stock as reported by the NASDAQ Stock Market on the vesting date (or previous Friday if the vesting date fell on a weekend).

Retirement Benefits, Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

Nonqualified Deferred Compensation Plans

Name	Executive Contributions in Last Fiscal Year ($)	Company contributions in last FY ($) (1)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
J. Tyler Haahr	$—	$255,204	$214,170	$—	$1,516,773
Bradley C. Hanson	—	236,306	47,912	—	728,164
Glen W. Herrick	—	104,486	1,347	—	168,617

(1)	Company contributions are reported as “All Other Compensation” in the Summary Compensation Table.

Stock Ownership Guidelines
Our Chief Executive Officer, President and Chief Financial Officer are subject to stock ownership guidelines adopted by our Compensation Committee, effective January 1, 2018. The other NEOs are subject to stock ownership guidelines effective December 2018. For a discussion of such stock ownership guidelines, please see the above sub‑section titled “Stock Ownership Guidelines” in the “Corporate Governance” section of this proxy statement.

Potential Payments Upon Termination or Change in Control
The following table sets forth the payments and benefits that would be received by Messrs. Haahr, Hanson, Herrick and Goik in the following scenarios (assuming such event occurred on September 30, 2018): (i) a termination of employment due to death or disability, (ii) an involuntary termination without cause or voluntary termination for good reason, or (iii) a termination without cause or good reason or due to death or disability proximate to a change‑in‑control of the Company (as discussed in Note 2 to the table below). A voluntary termination without good reason or a termination for cause would not result in any payments or other benefits of the amounts described in the table below. Although not detailed in the table below, Ms. Thornsberry received a grant of 30,000 shares of restricted stock during fiscal year 2017, and Ms. Schneekloth received a grant of 9,000 shares of restricted stock during fiscal year 2018 (as adjusted to give effect to the Stock Split). Under Ms. Thornsberry’s and Ms. Schneekloth's respective restricted stock agreements, upon a change in control or termination due to death, disability or retirement, any unvested shares would be accelerated and

40 Meta Financial Group, Inc. | 2018 Proxy Statement

EXECUTIVE COMPENSATION

immediately vested. Based on $27.55, the closing price of the Company’s common stock on September 28, 2018 (as adjusted to give effect to the Stock Split), assuming one of these events occurred with respect to Ms. Thornsberry or Ms. Schneekloth on September 30, 2018, the value of the acceleration of her restricted stock award would have been $413,250 for Ms. Thornsberry and $99,180 for Ms. Schneekloth. Each NEO would be entitled to receive other payments and benefits upon termination of employment to which they were already entitled or vested in on such date, under any employment contract, plan or other arrangement of the Company, including amounts under the Company’s retirement programs, in accordance with their terms (the “non‑severance benefits”), and such non‑severance benefits are not detailed in this section. The payments described in this section with respect to each of Messrs. Haahr, Hanson, Herrick and Goik and Mses. Schneekloth and Thornsberry would be over and above any non‑severance benefits to which such NEO may be entitled.
Compensation paid to each of the NEOs, including under any employment contract, plan or other arrangement of the Company, including amounts under the Company's retirement programs, is also subject to certain regulatory requirements regarding the payment of compensation to such NEOs and may be subject to clawbacks under certain circumstances. Pursuant to the terms of their respective employment agreements, each of Messrs. Haahr, Hanson, Herrick and Goik is also subject to certain confidentiality obligations both during employment and following termination, and is subject to certain non‑competition, non‑solicitation (both with respect to employees and business relationships) and non‑disparagement covenants during the term of employment and for a 24‑month period following termination of employment.

Name	Benefit	Death or Disability (1)	Change of Control (2)	Termination without “cause” or for “good reason” (3) (4) (5)
J. Tyler Haahr	Cash severance (6)	$5,991,040	$5,991,040	$5,991,040
	Annual Performance Bonus (7)	$2,738,127	$2,738,127	$2,738,127
	Acceleration of Equity Awards (8)	$1,949,548	$8,148,133	$1,949,548
	Company payment of COBRA premiums (9)	$34,796	$34,796	$34,796
	Total:	$10,713,511	$16,912,096	$10,713,511
Bradley C. Hanson	Cash severance (6)	$5,991,040	$5,991,040	$5,991,040
	Annual Performance Bonus (7)	$2,738,127	$2,738,127	$2,738,127
	Acceleration of Equity Awards (8)	$1,949,548	$8,148,133	$1,949,548
	Company payment of COBRA premiums (9)	$34,796	$34,796	$34,796
	Total:	$10,713,511	$16,912,096	$10,713,511
Glen W. Herrick	Cash severance (6)	$2,520,000	$2,520,000	$2,520,000
	Annual Performance Bonus (7)	$1,024,761	$1,024,761	$1,024,761
	Acceleration of Equity Awards (8)	$929,317	$4,648,567	$929,317
	Company payment of COBRA premiums (9)	$34,796	$34,796	$34,796
	Total:	$4,508,874	$8,228,124	$4,508,874
Michael K. Goik	Cash severance (6)	$870,000	$870,000	$870,000
	Annual Performance Bonus (7)	$418,769	$418,769	$418,769
	Acceleration of Equity Awards (8)	$3,511,055	$3,511,055	$3,511,055
	Company payment of COBRA premiums (9)	$34,796	$34,796	$34,796
	Total:	$4,834,620	$4,834,620	$4,834,620

Meta Financial Group, Inc. | 2018 Proxy Statement 41

EXECUTIVE COMPENSATION

(1)
Under the executive officer’s employment agreement, “disability” is defined as the executive officer becoming unable to perform the essential functions of the executive officer’s position, with or without reasonable accommodation, due to a mental or physical disability, for a consecutive period of 180 days or for an aggregate of 270 days in any 365-day period.

(2)
For each of Messrs. Haahr, Hanson and Herrick, under such executive officer’s employment agreement, the difference between a termination without cause, for good reason, death or disability proximate to (discussed below) a change in control as compared to such a termination that is not proximate to a change in control, is that a termination under such circumstances proximate to a change in control would provide the executive officer with accelerated vesting of all equity awards (regardless of whether any performance conditions have been met). Under Mr. Goik's employment agreement, payments and benefits on a termination without cause or for good reason proximate to a change in control would be the same as a termination without cause or for good reason without a change in control, except that his 24 months of base salary will be paid in a single lump sum if termination is proximate to a change in control. For purposes of these employment agreements, a termination would be “proximate to” a change in control if (1) for Messrs. Haahr, Hanson and Herrick, the termination of employment occurs within ninety (90) days prior to or within twenty-four (24) months following the consummation of a change in control or (2) for Mr. Goik, the termination of employment occurs within twelve (12) months following the consummation of a change in control. Under each executive officer's employment agreement, if any payments or benefits constitute “parachute payments” within the meaning of Code Section 280G that would be subject to the excise tax imposed under Code Section 4999, the executive officer’s employment agreement provides that, prior to making such payments, a calculation will be made comparing (x) the “net benefit” to the executive officer of the parachute payments after payment of the excise tax to (y) the net benefit to the executive officer if the parachute payments are limited to the extent necessary to avoid being subject to the excise tax. Only if the amount calculated under (x) above is less than the amount under (y) above will the parachute payments be reduced to the minimum extent necessary to ensure that no portion of the parachute payments is subject to the excise tax. “Net benefit” means the present value of the parachute payments net of all federal, state, local, foreign income, employment, and excise taxes. A “change of control” is defined under each of the employment agreements as any one of the following occurrences, subject to exceptions specifically identified in the employment agreements: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of the securities of the Company representing more than 50% of (i) the outstanding equity shares or units of the Company or (ii) the combined voting power of the Company’s then-outstanding securities; or (b) the sale or disposition of all or substantially all of the Company’s assets (or any transaction having similar effect is consummated); or (c) the Company is party to a merger or consolidation that results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (d) the dissolution or liquidation of the Company. Notwithstanding the foregoing, to the extent amounts of “non-qualified deferred compensation” subject to Section 409A become due to the executive officer in connection with a change of control, then for purposes of such amount, the events otherwise constituting a change of control will only constitute a change of control if they also constitute a “change in control event” (as described in Treas. Reg. Section 1.409A-3(i)(5)(i)) with respect to the Company.

(3)
In the event of an involuntary termination without cause or a termination for good reason, the employment agreements for each of Messrs. Haahr, Hanson, Herrick and Goik require the execution and non-revocation of a release of claims.

(4)
Under the employment agreements for each of Messrs. Haahr, Hanson and Herrick, “cause” means or will be deemed to exist if, as determined in the Board’s discretion: (i) the executive officer commits (a) a felony (or procedural equivalent), (b) a crime of moral turpitude, or (c) another crime that is materially injurious to the Company or its affiliates; (ii) in carrying out executive officer’s duties, the executive officer engages in conduct, whether by act or omission, that constitutes gross negligence or willful misconduct; (iii) the executive officer materially breaches any provision of the executive officer’s employment agreement or any material Company policy, and executive officer fails to cure such breach, in each case, to the extent reasonably curable, to the reasonable satisfaction of the Board within thirty (30) days after the executive officer’s receipt of written notice of such breach; (iv) the executive officer refuses to comply with, or repeatedly fails to undertake good faith efforts to comply with, a lawful directive from the Board, and such failure to perform continues for fifteen (15) business days after the executive officer’s receipt of written notice of such failure, provided, however, that the executive officer’s non‑compliance with the Board’s directive will not constitute cause if the executive officer notifies the Board in writing within fifteen (15) days of receiving said directive that the executive officer reasonably believes that performance of such directive would constitute an ethical breach, moral turpitude, gross negligence, fraud, and/or violate any applicable law, and, following such written notification by the executive officer, the Board elects, within the Board's sole and exclusive discretion, to rescind such directive; (v) the executive officer engages, whether by act or omission, in any theft, fraud, misappropriation or embezzlement with respect to the Company or its affiliates or any customer or client thereof or engages in any other misconduct that results in material personal gain to the executive officer at the expense of the Company or its affiliates or material injury (whether monetarily or reputationally) to the Company or its affiliates; (vi) the executive officer’s use of alcohol or drugs (other than consistent with a lawful prescription) which materially impairs the executive officer’s performance of the executive officer’s duties to the Company or its affiliates; (vii) the executive officer’s failure to cooperate in good faith with any governmental or internal investigation regarding the Company or its affiliates; or (viii) the executive officer engages in or displays personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated material duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease‑and‑desist order. Mr. Goik's employment agreement contains a similar definition of "cause"; however, such definition is qualified in its entirety by reference to the full text of Mr. Goik's employment agreement, which was previously filed with the SEC.

(5)
Under the employment agreements for each of Messrs. Haahr, Hanson and Herrick, “good reason” means the executive officer’s voluntary resignation within 90 days following the occurrence of one or more of the following: (i) a material breach by the Company or MetaBank of any material provision of the executive officer’s employment agreement; or (ii) a material change of the executive officer’s position and/or duties so that the executive officer’s duties are (a) no longer consistent with the position of a senior executive or (b) the executive officer no longer reports to the Board or the executive officer’s then direct supervisor; or (iii) the Company relocates the executive officer’s principal place of work to a location more than ten (10) miles from the Company’s headquarters in Sioux Falls, SD, without such executive officer’s prior written approval. Mr. Goik's employment agreement contains a similar definition of "good reason"; however, such definition is qualified in its entirety by reference to the full text of Mr. Goik's employment agreement, which was previously filed with the SEC.

(6)
Under the respective employment agreements for each of Messrs. Haahr, Hanson and Herrick, such individual would be entitled to cash payments equal to the sum of (a) two‑times the executive officer’s annual base salary (at the rate in effect at the time of termination), (b) two‑times the

42 Meta Financial Group, Inc. | 2018 Proxy Statement

EXECUTIVE COMPENSATION

executive officer’s target annual bonus (according to the percentage of base salary in effect at the time of termination), and (c) two-times the executive officer's target special incentive bonus (according to the percentage of base salary in effect at the time of termination), if any, which will be aggregated and paid in a lump sum cash payment within sixty (60) days following the termination date, and subject to required deductions for state and federal withholding tax, social security and all other applicable employment taxes and required deductions. Under Mr. Goik's employment agreement, if Mr. Goik is terminated due to death or disability or without cause or for good reason, Mr. Goik would be entitled to receive continued cash payments of his base salary for a term of twenty-four (24) months, subject to required deductions for state and federal withholding tax, social security and all other applicable employment taxes and required deductions.

(7)
Under the respective employment agreements for each of Messrs. Haahr, Hanson and Herrick, if such individual is terminated on or after six months following the beginning of the fiscal year in which the termination occurs, such individual would be entitled to a pro-rata bonus payment equal to the product of (x) the annual bonus and the special incentive bonus that the executive officer would have earned for the fiscal year in which the termination occurs based on achievement of the applicable performance goals for such fiscal year and (y) a fraction, the numerator of which is the number of days that the executive officer was employed by the Company during the fiscal year in which the termination occurs and the denominator of which is the total number of days in such fiscal year. Under Mr. Goik's employment agreement, if he is terminated, he would be entitled to a pro-rata bonus payment equal to the product of (x) the annual bonus that he would have earned for the fiscal year in which the termination occurs based on achievement of the applicable performance goals for such year and (y) a fraction, the numerator of which is the number of days that he was employed by the Company during the fiscal year in which the termination occurs and the denominator of which is the total number of days in such fiscal year. The pro-rata bonus payment will be paid, notwithstanding any service requirement, following the last day of the applicable bonus period, not later than the date that annual bonuses are paid to similarly situated executives and in no event later than March 15th of the calendar year immediately following the fiscal year in which the termination date occurs. The amounts presented are based upon actual bonus payments in both cash and equity for fiscal year 2018.

(8)
Calculated using $27.55, the closing price of the Company’s common stock on September 28, 2018 (as adjusted to give effect to the Stock Split). The amounts represent the value of accelerated unvested shares of restricted stock (and with respect to such shares of restricted stock subject to vesting based upon performance criteria, the assumed achievement of such criteria for only the year in which the termination occurs), determined as to each such award held by the executive officer by calculating $27.55 multiplied by such number of unvested shares of restricted stock. The amounts do not include any value of accelerated unvested stock options as all stock options held by the executive officers at September 30, 2018 were fully vested. Certain outstanding equity compensation awards, other than stock options and stock appreciation rights, that were granted by the Company to each of Messrs. Haahr, Hanson and Herrick, that were intended to constitute performance-based compensation under Code Section 162(m), and that were otherwise scheduled to vest in a year subsequent to the year of termination of executive officer’s employment, will remain outstanding and fully vest upon satisfaction of the applicable performance requirements underlying such awards, notwithstanding any service requirement; provided, that, if the termination is proximate to a change of control, as described in note (2) to this table, all outstanding equity awards will immediately vest, regardless of whether the performance measures have been met. Any outstanding equity-based compensation awards, including stock options and stock appreciation rights, that were granted by Company to the executive officer and that are not intended to qualify as performance-based compensation under Code Section 162(m), vest upon a change in control, and with respect to restricted stock awards, vesting also occurs upon retirement, death or disability (as such terms are defined in the grant agreements and the 2002 Plan).

(9)
Under the executive officer’s employment agreement, following a termination due to death, disability, termination without cause or good reason, the Company is required to pay the premiums necessary to continue the executive officer’s group health care coverage (i.e. medical, dental and vision, to the extent applicable) for a period up to eighteen (18) months following the executive officer’s termination of employment. For purposes of this table, monthly premiums were assumed to be $1,933.12 based on the COBRA rate for family coverage in effect on September 30, 2018, which amount, for the purposes of this table, was then multiplied by the maximum 18 month period.

CEO Pay Ratio Disclosure
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC’s pay ratio disclosure rules, the Company is required to disclose the ratio of the CEO’s annual total compensation to that of the Company’s median-paid employee, using the same methodology.

To identify the Company’s median employee, the Company prepared a list of all individuals employed by the Company on September 14, 2018 (excluding the CEO, and whether employed on a full-time, part-time, temporary or seasonal basis). The SEC rule permits registrants to use a consistently applied compensation measure (“CACM”) to identify the median employee from its employee population. The Company used base pay, overtime pay, and cash incentive awards, as reflected in the Company’s payroll records, as its CACM. Based on the methodology and CACM described above, the annual total compensation for the median employee was $69,729 and the CEO’s total compensation was $3,362,166, resulting in a ratio of 48:1. The CEO pay used for calculating the pay ratio was that of Tyler Haahr, the Company’s former CEO, since he was the CEO during the entire 2018 fiscal year.

We believe the pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s rules. Because the SEC rules for identifying the median employee and calculating pay ratio based on that employee’s annual total compensation allow companies to use different methodologies, apply certain exclusions and make reasonable estimates and assumptions, the pay ratio reported by the Company may not be comparable to pay ratios reported by other companies.

Meta Financial Group, Inc. | 2018 Proxy Statement 43

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors of Meta Financial that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into its annual report on Form 10-K.

Frederick V. Moore (Chairperson)

Douglas J. Hajek	Elizabeth G. Hoople	Michael R. Kramer
Becky S. Shulman	Kendall E. Stork	W. David Tull

44 Meta Financial Group, Inc. | 2018 Proxy Statement

RELATED PERSON TRANSACTIONS

RELATED PERSON TRANSACTIONS
MetaBank has followed a written policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. As of September 30, 2018, all loans or extensions of credit to executive officers and directors were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to MetaBank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Meta Financial Group, Inc. | 2018 Proxy Statement 45

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires Meta Financial’s directors and officers, and persons who own more than 10% of a registered class of Meta Financial’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Meta Financial Common Stock and other equity securities of Meta Financial generally by the second business day following a transaction. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Meta Financial with copies of all Section 16(a) forms they file.
To Meta Financial’s knowledge, based solely on a review of the copies of such reports furnished to Meta Financial and written representations that no other reports were required during the fiscal year ended September 30, 2018, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that each of J. Tyler Haahr, Glen W. Herrick, Shelly Schneekloth, Sheree Thornsberry and Michael B. Turner filed one late report, in each case with respect to one transaction.

46 Meta Financial Group, Inc. | 2018 Proxy Statement

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION ("SAY-ON-PAY")

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)
Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our “named executive officers.” This nonbinding advisory vote, commonly referred to as “Say‑on‑Pay,” is not intended to address any specific item of compensation, but instead relates to the compensation of our “named executive officers” as disclosed in the “Summary Compensation Table,” inclusive of all related footnotes, and related narrative included in this proxy statement.
The Compensation Committee believes an effective compensation program should be one that is designed to recruit and keep top quality executive leadership focused on attaining short‑term and long‑term corporate goals and increasing stockholder value. We believe that our executive compensation program is designed to reasonably and fairly recruit, motivate, retain and reward our executives for achieving our objectives and goals. Through equity grants, each of our executive officers is aligned with the long‑term interests of stockholders of increasing the value of the Company.
As an advisory vote, the Say‑on‑Pay resolution is not binding on the Company. The approval or disapproval of this proposal by stockholders will not require the Board or the Compensation Committee to take any action regarding our executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address any stockholder approval or disapproval remains with the Board and the Compensation Committee. The Board, however, values the opinions of our stockholders as expressed through their votes and other communications. Accordingly, the Board as well as the Compensation Committee will review and consider the results of the “Say‑on‑Pay” vote, the opinions of our stockholders and other relevant factors in making future decisions regarding the Company’s executive compensation program.
We encourage our stockholders to read the “Compensation Discussion and Analysis” and related compensation tables and narrative located elsewhere in this proxy statement. These sections describe our executive compensation policies and practices and provide detailed information about the compensation of our named executive officers. As noted in “A Letter from Our Compensation Committee-Pay For Performance,” the Company has in place a performance‑based compensation system that links executive pay to the short‑ and long‑term performance of the Company.
The Board of Directors recommends a vote FOR the approval, on a nonbinding advisory basis, of the executive compensation paid by the Company to its named executive officers and the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S‑K, including the Compensation Discussion and Analysis, compensation tables, footnotes and narrative discussion is hereby APPROVED.”

Meta Financial Group, Inc. | 2018 Proxy Statement 47

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
The Audit Committee appointed Crowe LLP, an independent registered public accounting firm, as auditors of our financial statements for the year ending September 30, 2019. The Audit Committee has determined to afford our stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of Crowe LLP. If a majority of the shares present, in person or represented by proxy, and entitled to vote are not voted in favor of the ratification of the appointment of Crowe LLP, the Board will interpret this as an instruction to seek other auditors.
Representatives of Crowe LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire. Representatives of our former independent registered public accounting firm, KPMG LLP, will not be present at the Annual Meeting.
The Board of Directors recommends a vote FOR the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2019 as contemplated by this Proposal 3.
Change in Independent Registered Public Accounting Firm
The Audit Committee conducted a competitive process to select the audit firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019. The Audit Committee invited several independent registered public accounting firms to participate in the process, including KPMG LLP, which audited the Company’s consolidated financial statements for the fiscal year ended September 30, 2018.
On December 7, 2018, the Audit Committee approved the selection of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019. On December 7, 2018, the Audit
Committee approved the dismissal of KPMG LLP as the Company’s independent registered public accounting firm. In selecting Crowe LLP, the Audit Committee also considered Crowe LLP’s service as independent auditor of Crestmark and that they provided income tax compliance services to Crestmark, in each case prior to the Company acquiring Crestmark on August 1, 2018, as well as the Company’s prior experience working with Crowe LLP on the business valuation and other matters described below.

The reports of KPMG LLP on the Company’s consolidated financial statements for the two fiscal years ended September 30, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were the reports on the Company’s consolidated financial statements qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal years ended September 30, 2018 and 2017 and in the subsequent interim period through December 7, 2018, there were no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K) between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years. In the fiscal years ended September 30, 2018 and 2017 and in the subsequent interim period through December 7, 2018, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
During the fiscal years ended September 30, 2018 and 2017, the Company consulted with Crowe LLP on the following matters: (i) valuation services in connection with purchase price allocations of two acquisitions by the Company that closed in fiscal 2017; (ii) management’s documentation of the revenue streams of Crestmark with respect to the application of Accounting Standards Update 2014-09 (Topic 606), which the Company adopted effective October 1, 2018; and (iii) certain federal and state tax return matters with respect to Crestmark.
Other than the matters described above, neither the Company nor anyone acting on its behalf consulted with Crowe LLP on (i) any matters regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Crowe LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of any disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

48 Meta Financial Group, Inc. | 2018 Proxy Statement

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT AUDITOR FEES
The following table presents fees billed by KPMG LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for the years ended September 30, 2018 and 2017, and fees billed for other services rendered by KPMG LLP during each of the 2018 and 2017 fiscal years.

Fiscal Year	Audit Fees ($)	Audit- Related Fees ($)	Tax Fees ($)	All Other Fees ($)
2018	$1,765,334	$200,250	$418,332	$—
2017	1,001,550	151,310	132,925	—

Audit fees consist of fees for the audit of the Company’s annual financial statements and internal control over financial reporting, review of financial statements included in the Company’s Quarterly Reports on Form 10‑Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
Audit‑related fees consist of fees for audits of financial statements of the employee benefit plans maintained by the Company, fees related to the Company’s registration statements, fees for professional services rendered for Statement on Standards for Attestation Engagements No. 16 (“SSAE 16”), fees for due diligence services with respect to the Crestmark Acquisition, and assistance with accounting research matters.
Tax fees consist of fees for tax consultation and tax compliance services for the Company and the employee benefit plan maintained by the Company.
The Company’s Audit Committee has considered and concluded that the provision of all non‑auditing services (and the aggregate fees billed for such services) in the fiscal year ended September 30, 2018, by KPMG LLP is compatible with maintaining the independence of the independent registered public accounting firm.
Pre‑Approval Policy. The Audit Committee pre‑approves all audit and permissible non‑audit services provided by the independent auditors. The non‑audit services include audit‑related, tax, and SSAE 16 services. The Audit Committee’s policy is to pre‑approve all services and fees for up to one year, which approval includes the appropriate detail with regard to each particular service and its related fees. In addition, the Audit Committee can be convened on a case‑by‑case basis to approve any services not anticipated or services whose costs exceed the pre‑approved amounts.
During the last two fiscal years ended September 30, 2018, 100% of all audit and permissible non-audit services were pre-approved by the Audit Committee.

Meta Financial Group, Inc. | 2018 Proxy Statement 49

STOCKHOLDER PROPOSALS FOR THE FISCAL YEAR 2018 ANNUAL MEETING

STOCKHOLDER PROPOSALS FOR THE FISCAL YEAR 2019 ANNUAL MEETING
Under Rule 14a‑8 under the Exchange Act, stockholder proposals to be presented at Meta Financial’s 2019 Annual Meeting of Stockholders must be received by our Secretary no later than August 16, 2019, to be eligible for inclusion in Meta Financial’s proxy statement and form of proxy related to the 2019 Annual Meeting. Any such proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act, and as with any stockholder proposal (regardless of whether such proposal is included in Meta Financial’s proxy materials), Meta Financial’s Certificate of Incorporation and By‑laws and Delaware law.
To be considered for presentation at the next Annual Meeting, but not for inclusion in the Company’s proxy statement and form of proxy for that meeting, proposals must be received by the Company by the Deadline. As reflected in Meta Financial’s By‑laws, the “Deadline” means the date that is 60 days prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 50 days from such anniversary date, to be timely, notice by the stockholder must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting is first made.
Pursuant to Meta Financial’s By‑laws, stockholders may nominate a person or persons for election to the Board of Directors at a meeting of stockholders at which directors are to be elected by delivering timely notice in writing to its Secretary. To be timely, a stockholder’s notice must be delivered or mailed to and received at the Company’s principal executive offices not less than 30 days prior to the date of the meeting; provided, however, that in the event that less than 40 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

50 Meta Financial Group, Inc. | 2018 Proxy Statement

ANNUAL REPORT ON FORM 10-K

ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report on Form 10‑K for the fiscal year ended September 30, 2018, is being made available concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders. Our Annual Report on Form 10‑K is not incorporated into this proxy statement and shall not be deemed to be solicitation material. The Company hereby undertakes to provide to any recipient of this proxy statement, upon his or her request, a copy of any of the exhibits to our Annual Report on Form 10‑K. Requests for such copies should be directed in writing to Investor Relations, Meta Financial Group, Inc., 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.

Meta Financial Group, Inc. | 2018 Proxy Statement 51

OTHER MATTERS

OTHER MATTERS
The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that holders of the proxies will vote in accordance with their judgment.

52 Meta Financial Group, Inc. | 2018 Proxy Statement

META FINANCIAL GROUP, INC.
5501 S. BROADBAND LANE
SIOUX FALLS, SD 57108

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 01/29/2019 for shares held directly and by 11:59 P.M. ET on 01/27/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 01/29/2019 for shares held directly and by 11:59 P.M. ET on 01/27/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Bradley C. Hanson 02 Elizabeth G. Hoople

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000392435_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report to stockholders, including form 10-K are available at www.proxyvote.com

META FINANCIAL GROUP, INC.
Annual Meeting of Stockholders
January 30, 2019
This proxy is solicited by the Board of Directors

The undersigned hereby appoints the members of the Board of Directors of Meta Financial Group, Inc. ("Meta"), and each of them, as proxies, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of Meta common stock held of record by the undersigned at the close of business on December 3, 2018, at the annual meeting of Meta stockholders, and at any and all adjournments or postponements thereof.

ESOP/PROFIT SHARING 401(k) PLAN PARTICIPANTS: As a participant in the Meta Financial Group, Inc. Employee Stock Ownership Plan (the "ESOP") and/or the MetaBank Profit Sharing 401(k) Plan (the "Profit Sharing Plan"), you have the right to direct Delaware Charter Guarantee & Trust Company, conducting business as Principal Trust Company, the Trustee of the applicable plan (the "Trustee"), how to vote the shares of Meta common stock held for you in the plan. You should submit your instructions as described above. These shares will be voted at the Annual Meeting of Stockholders or at any and all adjournments or postponements of the Annual Meeting. If your instructions are not received by January 27, 2019 or you do not respond, the Trustee will decide how to vote the shares held for you in the ESOP and/or the Profit Sharing Plan, as applicable. The Trustee will vote these shares as you direct unless doing so would violate the Employee Retirement Income Security Act. The Plan Sponsor will not be informed as to how you and any other participant have directed the Trustee to vote.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Should a director nominee be unable to serve as a director, an event that Meta does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to reduce the number of directors to be elected or to vote for a substitute nominee designated by the Board of Directors.

Continued and to be signed on reverse side

0000392435_2 R1.0.1.17